   As filed with the Securities and Exchange Commission on September 17, 1996

                                                REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  --------------

                      FIRST SIERRA RECEIVABLES II, INC.
             (Exact name of registrant as specified in its charter)

                                  DELAWARE
        (State or other jurisdiction of incorporation or organization)

                              To be applied for
                    (I.R.S. Employer Identification Number)

                      218 South U.S. Highway 1, Suite 303
                            Tequesta, Florida 33469
                                 (407) 745-9292

               (Address, including zip code and telephone number including area code, of registrant's principal executive offices)

                                MR. ROBERT QUINN
                                 Vice President
                      218 South U.S. Highway 1, Suite 303
                            Tequesta, Florida 33469
                                 (407) 745-9292
                (Name, address, including zip code and telephone
               number, including area code, of agent for service)

                                   Copies to:

                         CHRISTOPHER J. DIANGELO, ESQ.
                                Dewey Ballantine
                          1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-6718

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the date this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend interest reimbursement plans, check the following box. [x]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 --------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                         Proposed                 Proposed
    Title of Securities           Amount to Be       Maximum Offering        Maximum Aggregate       Amount of
      Being Registered             Registered       Price Per Unit(1)        Offering Price(1)    Registration Fee
- ------------------------------------------------------------------------------------------------------------------
Lease Backed Securities..........  $1,000,000              100%                 $1,000,000            $344.80
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Registrant's Registration Statement on Form S-3, File No. 98822 (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($226,219,813 as of September 17,
    1996) shall be carried forward to this Registration Statement. A filing fee in the amount of $103,448.30 was paid with the Prior Registration Statement.

                                  ------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT MAY BE USED IN CONNECTION WITH THE SECURITIES COVERED BY REGISTRATION STATEMENT NO. 33-98822.

                       FIRST SIERRA RECEIVABLES II, INC.

                             CROSS REFERENCE SHEET

 ITEM                                                                            CAPTION IN PROSPECTUS
  NO.       NAME AND CAPTION IN FORM S-3                                       AND PROSPECTUS SUPPLEMENT
 ----       ----------------------------                                       -------------------------

  1.        Forepart of the Registration Statement and Outside    Forepart of the Registration Statement; Front Cover
            Front Cover Page of Prospectus                        Page of Prospectus; Front Cover Page of Prospectus
                                                                  Supplement; Cross Reference Sheet

  2.        Inside Front and Outside Back Cover Pages of the      Inside Front Cover and Outside Back Cover Pages of
            Prospectus                                            Prospectus; Inside Front Cover Page of Prospectus
                                                                  Supplement; Available Information; Table of
                                                                  Contents

  3.        Summary Information; Risk Factors and Ratio of        Prospectus Summary; Risk Factors; Certain Legal
            Earnings to Fixed Charges                             Aspects; Prepayment and Yield Considerations

  4.        Use of Proceeds                                       Use of Proceeds

  5.        Determination of Offering Price                       *

  6.        Dilution                                              *

  7.        Selling Security Holders                              *

  8.        Plan of Distribution                                  Methods of Distribution

  9.        Description of Securities to be Registered            Prospectus Summary; Description of the Securities;
                                                                  Certain Federal Income Tax Characteristics

 10.        Interest of Named Experts and Counsel                 *

 11.        Material Changes                                      *

 12.        Incorporation of Certain Information on Reference     Inside Front Cover of Prospectus, Incorporation of
                                                                  Certain Documents by Reference

 13.        Disclosure of Commission Position on                  *
            Indemnification for Securities Act Liabilities

*  Not Applicable

   PROSPECTUS

             Auto Receivables Backed Securities Issuable in Series

                       FIRST SIERRA RECEIVABLES II, INC.
                                    Company

                          First Sierra Financial Inc.,
                                    Servicer

        This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates. Each Series will be issued either by First Sierra Receivables II, Inc. (the "Company"), or by a trust to be formed by the Company for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Company or a Trust (which may be an owner trust), as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

        Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets segregated from the general assets of the Company or a segregated pool of assets owned by a Trust (each, an "Asset Pool") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Asset Pool (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Asset Pool may consist of any combination of closed-end or open-end lease contracts (the "Lease Contracts") on new and used automobiles and light duty trucks (the "Vehicles"), or retail installment sales contracts (the "Loan Contracts", and together with the Lease Contracts, the "Contracts") between manufacturers, deals or certain other originators and retail purchasers secured by the related Vehicles, or participation interests therein, together with all monies received relating thereto. Each Asset Pool may also include the underlying Vehicles (the Vehicles together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, residual value insurance, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreements -- Credit Enhancements." The Receivables in the Asset Pool for a series will have been originated by First Sierra Financial, Inc. (the "Seller" or "First Sierra") or acquired by First Sierra from other entities generally in the business of originating or acquiring Receivables. Except to the extent provided herein and in the related Prospectus Supplement, the Company will acquire the Receivables from the Seller on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."


        PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE ___ HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF FIRST SIERRA, ANY SERVICER, ANY SUBSERVICER, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, FIRST SIERRA, ANY SERVICER, ANY SUBSERVICER, ANY LESSOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY FIRST SIERRA, THE COMPANY, ANY SERVICER, ANY LESSOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

                 RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

               The date of this Prospectus is September __, 1996.

                             PROSPECTUS SUPPLEMENT

        The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Asset Pool; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer; (viii) the circumstances, if any, under which each Asset Pool may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.

                             AVAILABLE INFORMATION

        The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

        No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

        This Prospectus, together with the Prospectus Supplement for each Series or Class of Securities will contain a summary of the material liens of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request and may be inspected, without charge, at the Commission's offices.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All documents subsequently filed by the Company, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Company or a Trust, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

        Periodic and annual reports concerning any Security and the related Asset Pool will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities - Book-Entry Registration."

        The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: First Sierra Financial Inc., Texas Commerce Tower, 70th Floor, 600 Travis Street, Houston, Texas 77002, Attention: Sandy Ho, Chief Financial Officer, (713) 221-8822.

                                SUMMARY OF TERMS

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuers . . . . . . . . . . . .      With respect to each series of Securities,
                                     either the Company or a trust (each, a
                                     "Trust") to be formed by the Company.  The
                                     Company or a Trust issuing Securities
                                     pursuant to this Prospectus and the
                                     related Prospectus Supplement shall be
                                     referred to herein as the "Issuer" with
                                     respect to the related Securities. Each class of Securities will be issued by the Company or a Trust and will either evidence a beneficial ownership in or indebtedness secured by a segregated pool of assets segregated from the general assets of the Company or a segregated pool of assets owned by a Trust (such pool of assets, a "Asset Pool"). No Series will be secured by more than one Asset Pool, except to the extent that more than one
                                     Asset Pool receives the benefit of a
                                     common form of credit enhancement.  See
                                     "The Issuers."

Company   . . . . . . . . . . .      First Sierra Receivables II, Inc., a
                                     Delaware corporation, (the "Company").
                                     The principal office of the Company is
                                     located at 218 South U.S. Highway 1, Suite
                                     303, Tequesta, Florida 33469, and its
                                     telephone number is (407)-745-9292.  The
                                     Company is a wholly-owned subsidiary of
                                     the Servicer.  See "The Company."

Servicer  . . . . . . . . . . .      First Sierra Financial, Inc., a Delaware
                                     corporation (the "Servicer" or "First
                                     Sierra").  The principal office of First
                                     Sierra is Texas Commerce Tower, 600 Travis
                                     Street, 70th Floor, Houston, Texas 77002, and its telephone number is (713)
                                     221-8822.  See "The Servicer."

Seller  . . . . . . . . . . . .      The Company will acquire the Receivables
                                     from First Sierra or an affiliate
                                     (collectively the "Seller").  The
                                     Receivables will be acquired by the Seller either (a) as the result of the acquisition of receivables portfolios from small ticket lessors (the "Portfolio
                                     Acquisition Program") or (b) as the result of the ongoing acquisition of receivables which comply with certain underwriting criteria specified by First Sierra from certain lessors as such receivables are originated (the "Private Label Program").
                                     A "small-ticket" lessor, is a lessor who leases equipment having original equipment costs which are generally less than $1 million. For a more complete description of the Portfolio Acquisition Program and the Private Label Program please see the descriptions under the caption "The
                                     Receivables" herein and in the related
                                     Prospectus Supplement.

Trustee . . . . . . . . . . . .      The Trustee for each series of Securities
                                     will be specified in the related
                                     Prospectus Supplement.

The Securities  . . . . . . . .      Each Class of Securities of any series
                                     will evidence beneficial ownership in an Asset Pool) (such Securities,
                                     "Certificates") or will represent
                                     indebtedness of the Issuer secured by the Asset Pool (such Securities, "Notes"), as described herein and in the related
                                     Prospectus Supplement.  Each Asset Pool
                                     may consist of any combination of
                                     closed-end or open-end lease contracts
                                     (the "Lease Contracts") on new and used
                                     automobiles and light duty trucks (the
                                     "Vehicles") between manufacturers, deals or certain other originators and lessees
                                     (each such lessee being an "Obligor") and retail installment sales contracts (the
                                     "Loan Contracts, and, together with the
                                     Lease Contracts, the "Contracts") between manufactures, dealers or certain other originators and retail purchasers secured by the related Vehicles. The characteristics of a particular Asset Pool will be more fully described in the related Prospectus Supplement. To the extent any Asset Pool includes participation interests in previously issued lease-backed securities, such securities: (a) either will have (i) been previously registered under the Securities
                                     Act, or (ii) held for at least the Rule
                                     144(k) holding period; and (b) will have been acquired in a bona fide secondary market transaction not from the issuer of such securities or an affiliate thereof.
                                     In addition, (x) the inclusion of such
                                     participation interests must not require the issuer of such participation interests to register such participation interests with the Commission because such issuer would be considered a "co-issuer" of the securities backed in part by such participation interests and (y) following the inclusion of such participation interests, the Issuer must continue to satisfy the requirements to be an offering of "asset-backed securities" as such term is defined in the instructions to the Registration Statement on Form S-3. If and to the extent specified in the related
                                     Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related
                                     Prospectus Supplement, a reserve account, letters of credit, residual value insurance, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. The Company will acquire the Receivables from the Seller on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.

                                     With respect to Securities issued by a
                                     Trust, each Trust will be established
                                     pursuant to an agreement (each, a "Pooling
                                     Agreement") by and between the Company and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                                     With respect to Securities that represent debt issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Asset Pool and securing the debt issued by the related Issuer.

                                     The Receivables comprising each Asset Pool will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer. In addition, the lessors from whom the Receivables were acquired (each, a "Lessor") may be required to perform certain monitoring and collection functions with respect to the Receivables on behalf of the Seller and its assignee pursuant to the purchase agreement between the First Sierra and such Lessor (each, a "Purchase Agreement") Such Purchase Agreements will be assigned to the Asset Pool.

                                     In the case of any individual Asset Pool, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to an Asset Pool means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                               Securities Will Be Non-Recourse to the Seller.

                                     The Securities will not be obligations,
                                     either recourse or non-recourse (except
                                     for certain non-recourse debt described
                                     under "Certain Tax Considerations" in the related Prospectus Supplement), of the Servicer, the Seller or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust only and do not represent interests in or obligations of the Company, the Seller or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust, such Securities will represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Asset Pool. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy Residual Value Insurance (as defined herein )or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.


                                General Nature of the Securities as Investments.

                                     All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                                     Additionally, the Securities offered
                                     pursuant to this Prospectus and the
                                     related Prospectus Supplement generally
                                     will be of the fixed-income type having a principal balance (or certificate balance) and a specified interest rate ("Interest Rate"). Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                                     Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                                     A series may include one or more Classes of Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                                     If so provided in the related Prospectus
                                     Supplement, a series may include one or
                                     more other Classes of Securities
                                     (collectively, the "Senior Securities")
                                     that are senior to one or more other
                                     Classes of Securities (collectively, the
                                     "Subordinate Securities") in respect of
                                     certain distributions of principal and
                                     interest and allocations of losses on
                                     Receivables.

                                     In addition, certain Classes of Senior (or
                                     Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                                General Payment Terms of Securities.

                                     As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                                     The related Prospectus Supplement will
                                     describe a date (the "Record Date")
                                     preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the tenth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                                     As more fully described in the related
                                     Prospectus Supplement, each Trust
                                     Agreement will describe a period (each, a "Remittance Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting an Asset Pool during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                                     In addition, and as may be described in
                                     the related Prospectus Supplement, the
                                     related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables satisfying the criteria more fully described in the related Prospectus Supplement) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or
                                     (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                                     As more fully specified in the related
                                     Prospectus Supplement, neither the
                                     Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, First Sierra, the Servicer, any Lessor, any Trustee, or any of their affiliates.

No Investment Companies . . . .      Neither the Company nor any Trust will
                                     register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Company's Interest  . . . .      With respect to each Trust, the "Company's
                                     Interest" at any time represents the
                                     rights to the related Asset Pool in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The Company's Interest in any Asset Pool will fluctuate as the aggregate Discounted Contract Balance of such Asset Pool changes from time to time.
                                     A portion of the Company's interest may be sold separately in one or more public or private transactions.

The Asset Pools . . . . . . . .      Each Asset Pool will include Receivables
                                     with respect to which the related
                                     Contracts are "chattel paper" within the meaning of the Uniform Commercial Code, as in effect in the relevant jurisdiction, and the related Vehicles are subject to federal or state registration or titling requirements under the motor vehicle laws of such jurisdiction. If and to the extent specified in the related Prospectus
                                     Supplement, credit enhancement with
                                     respect to an Asset Pool or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related
                                     Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the
                                     Receivables or over- collateralization.
                                     See "Description of the Trust Agreements
                                     -- Credit Enhancements."  The Contracts
                                     are obligations for the purchase of the
                                     Vehicles, or evidence borrowings used to acquire the Vehicles.

                                     As specified in the related Prospectus
                                     Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract.
                                     The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial basis.

                                     Generally, the "Fixed Value Contracts"
                                     provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the related Originator provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Asset Pool.

                                     "Simple Interest Contracts" provide for
                                     the amortization of the amount financed
                                     under the receivable over a series of
                                     fixed level monthly payments.  However,
                                     unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made.
                                     As payments are received under a Simple
                                     Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

                                     If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to
                                     Securityholders may not be affected by
                                     Rule of 78s rebates under the Rule of 78s
                                     Contract because pursuant to the related
                                     Prospectus Supplement such distributions may be determined using the actuarial method.

                                     The "Discounted Contract Balance" of a
                                     Contract as of any Cut-Off Date is the
                                     present value of all of the remaining
                                     payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the Trust Agreement.

                                     The Contracts will consist of closed-end and/or open-end lease contracts pursuant to which the related Vehicles were leased. As specified in the related Prospectus Supplement, the Lease Contracts are generally each written for a "capitalized cost" (which occasionally may be in excess of the manufacturer's suggested price), plus an implicit finance or lease charge calculated as an annual percentage rate (the "APR"), on a constant yield basis and have an original term of generally not more than 60 months. The Contracts provide for equal monthly payments such that at the end of the Contract term such capitalized cost has been amortized to an amount equal to the fair market value of the related Vehicle at the end of the term of the Lease Contract, as estimated at the time of origination of each Lease Contract (the "Residual Value"). The amount to which the original capitalized cost of a Lease Contract (exclusive of any Residual Value) has been amortized at any point in time is referred to herein as its "Outstanding Principal Balance" and will be equal to the Net Investment Value of such Lease Contract at such time.

                                     The "Net Investment Value" of a Contract will represent the present value of the related scheduled monthly payments on such Contract, exclusive of the Residual Value of the related Vehicle. The Net Investment Value of a Contract will decline over time as payments are made on or in respect of such Lease Contract, including scheduled payments, prepayments and liquidations and any required repurchase (as specified in the related Prospectus Supplement and Trust Agreement) of such Lease Contract (and the related Leased Vehicle) by the Company if certain representations, warranties or covenants with respect thereto are breached and are not cured.

Pre-Funding
Account . . . . . . . . . . . .      If so specified in the related Prospectus
                                     Supplement, a portion of the issuance
                                     proceeds of the Securities of a particular
                                     series (such amount, (the "Pre-Funded
                                     Amount") will be deposited in an account
                                     (the "Pre-Funding Account") to be
                                     established with the Trustee, which will
                                     be used to acquire Additional Receivables
                                     from time to time during time period
                                     specified in the related Prospectus
                                     Supplement.   Prior to the investment of
                                     the Pre-Funded Amount in Additional
                                     Receivables, such Pre-Funded Amount will
                                     be invested in one or more Eligible
                                     Investments.   An "Eligible Investment" is
                                     any of the following, in each case as
                                     determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust as an investment company pursuant to the Investment Company Act): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence: (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities;
                                     provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations
                                     (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating category by the Rating Agencies, or
                                     (iv) investments in money market funds
                                     which are (or which are composed of
                                     instruments or other investments which
                                     are) rated in the highest rating category by the Rating Agencies; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the
                                     highest rating category by the Rating
                                     Agencies; (d) Eurodollar time deposits
                                     that are obligations of institutions whose time deposits carry a credit rating in the highest rating category by the Rating
                                     Agencies; (e) repurchase agreements
                                     involving any Eligible Investment
                                     described in any of clauses (a)(i),
                                     (a)(iii) or (d) above, so long as the
                                     other party to the repurchase agreement
                                     has its long-term unsecured debt
                                     obligations rated in the highest rating
                                     category by the Rating Agencies; and (f) any other investment with respect to which the Rating Agencies rating such Securities indicate will not result in the reduction or withdrawal of its then-existing rating of the Securities.Any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.

                                     During any Pre-Funding Period, the Company will be obligated (subject only to the availability thereof) to acquire from the Seller and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables
                                     (the "Additional Receivables") from time to time during such Pre-Funding Period. Such Additional Receivables be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Estate as of the issuance date subject to such exceptions as are expressly stated in such Prospectus Supplement.

                                     Although the specific parameters of the
                                     Pre-Funding Account with respect to any
                                     issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the Additional Leases to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Leases included in the related Asset Pool on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.


Registration of Securities  . .      Securities may be represented by global
                                     securities registered in the name of Cede
                                     & Co. ("Cede"), as nominee of The
                                     Depository Trust Company ("DTC"), or
                                     another nominee.  In such case,
                                     Securityholders will not be entitled to
                                     receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. See
                                     "Description of the Securities -- Book
                                     Entry Registration" herein.

Credit Enhancement  . . . . . .      If and to the extent specified in the
                                     related Prospectus Supplement, credit
                                     enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement (a "Security
                                     Insurer"), a reserve account, letters of credit, credit or liquidity facilities,
                                     Residual Value Insurance (as defined
                                     below) third party payments or other
                                     support, cash deposits or other
                                     arrangements.  Any form of credit
                                     enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related
                                     Prospectus Supplement. See "Description of the Trust Agreements -- Credit
                                     Enhancements."  To the extent that
                                     shortfalls in the proceeds of the
                                     Contracts occur which exceed the amount
                                     covered by the credit enhancement or which are not covered by the credit enhancement available to a particular Series or Class, Certificateholders will bear their allocable share of any deficiencies. See
                                     "Risk Factors - Limited Assets" herein,
                                     and to the extent applicable, in the
                                     related Prospectus Supplement.

                                     Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Settlement. See "Description of the Trust Agreements - Credit Enhancements."

                                     As specified in the related Prospectus
                                     Supplement, the Company may obtain an
                                     insurance policy (the "Primary Residual
                                     Value Insurance Policy") in respect of the Residual Values of Vehicles relating to Lease Contracts which have reached their scheduled maturities (each a "Matured Lease Contract"). As specified in the related Prospectus Supplement, the related Trustee may be an additional insured under the Primary Residual Value Insurance Policy. The Primary Residual Value Insurance may limit the maximum amount payable thereunder with respect to each Vehicle or all Vehicles covered thereunder in the aggregate.

                                     As specified in the related Prospectus
                                     Supplement, the Company may obtain an
                                     additional insurance policy (the "Excess
                                     Residual Value Insurance Policy" and
                                     together with the Primary Residual

                                     Value Insurance Policy, the "Residual
                                     Value Insurance") providing coverage for losses in respect of the "insured value" of a covered vehicle in excess of a deductible of a specified percentage of the insured value, depending upon the original term of the related Lease Contract. With respect to the Vehicles relating to Lease Contracts, the Excess Residual Value Insurance Policy is an excess liability policy and insures the Residual Values of such Vehicles in excess of any aggregate limits of the Primary Residual Value Insurance Policy. Accordingly, a claim can be made under the Excess Residual Value Insurance Policy only after the maximum amount payable under the Primary Residual Value Insurance Policy has been exhausted, if ever, and will cover only those losses remaining after all amounts in respect of the Residual Value of a Vehicle relating to a Lease Contract have been recovered. As specified in the related Prospectus Supplement, the related Trustee may be a loss payee under the Excess Residual Insurance Policy.

Cross-Collateralization   . . .      As described in the related Trust
                                     Agreement and the related Prospectus
                                     Supplement, the source of payment for
                                     Securities of each series will be the
                                     assets of the related Asset Pool only.

                                     However, as may be described in the
                                     related Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).

Mandatory Repurchase
of Certain Contracts  . . . . .      As more fully described in the related
                                     Prospectus Supplement, the Company will be obligated to acquire from the related
                                     Asset Pool any Receivable transferred
                                     pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Company or the Seller with respect to such Receivable, which breach has not been cured. The Seller will be obligated to acquire any such Receivable from the Company pursuant to the related
                                     Contribution and Sale Agreement
                                     contemporaneously with the Company's
                                     acquisition of any such Receivable from
                                     the applicable Asset Pool. The obligation of the Company to acquire any such Receivable with respect to which the Seller has breached a representation or warranty is subject to the Seller's acquisition of such
                                     Receivable from the Company. In addition, if so specified in the related Prospectus
                                     Supplement, the Company may from time to time reacquire certain Receivables or substitute other Receivables for such
                                     Receivable held by an Asset Pool, subject to specified conditions set forth in the related Trust Agreement and Conveyance
                                     Agreement.

Servicer's Compensation              The Servicer shall be entitled to receive
                                     a fee for servicing the Contracts of each Asset Pool equal to a specified percentage of the Discounted Contract Balance of such Contracts, as set forth in the related
                                     Prospectus Supplement. See "Description of the Trust Agreements--Servicing
                                     Compensation" herein and in the related
                                     Prospectus Supplement.

Certain Legal Aspects
of the Contracts  . . . . . . .      With respect to the transfer of the
                                     Contracts to the related Trust pursuant to a Pooling Agreement or the pledge of the related Company's right, title and interest in and to such Contracts on behalf of Securityholders pursuant to an Indenture, the Company will warrant, in each case, that such transfer is either a valid transfer and assignment of the Contracts to the Trust or the grant of a security interest in the Contracts. Each
                                     Prospectus Supplement will specify what
                                     actions will be taken by which parties as will be required to perfect either the Issuer's or the Securityholders' security interest in the Contracts. The Depositor may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the Company or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related
                                     Prospectus Supplement, may also be made by the Depositor with respect to the Vehicles.

                                     In connection with Lease Contracts, the
                                     Company will be required (to the extent
                                     not done previously) to deliver to the
                                     appropriate motor vehicle agency office in the related states duly completed and executed applications for (a) transfer of the certificates of title to the related Vehicles from the Company to either a Finance Subsidiary of the Company or to the related Trust, (b) release of any prior liens recorded on such certificates of title and (c) in the event that the Vehicles are titled in the name of a Finance Subsidiary and not the Trust, a notation of lien in favor of the related Trustee on such certificates of title, except to the extent that the laws of any particular state do not require such a lien notation to be made to perfect the Trustee's security interest. Various liens and interests could be imposed upon all or part of the related Asset Pool that, by operation of law, would take priority over the Trustee's interest therein, however perfected. Such liens include tax liens arising against the Company, the Finance Subsidiary or the Issuer, mechanic's, repairmen's garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular Vehicle, and liens arising under various state and federal criminal statutes. See "Certain Legal Aspects of the Receivables."

                                     Perfection of security interests in
                                     automobiles and light duty trucks is
                                     generally governed by the vehicle
                                     registration or titling laws of the state in which each vehicle is registered or titled. In most states, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Prospectus Supplement will specify whether, due to the administrative burden and expense, the Company will amend any certificate of title relating to Loan Contracts to identify the Company or the Trustee as the new secured party on the certificates of title relating to the Vehicles. See "Certain Legal Aspects of the Receivables."

                                     Each Prospectus Supplement will specify if the related Company has filed or will be required to file UCC (as herein defined) financing statements identifying the Vehicles as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Vehicles will not be perfected in favor of the related Trust or Trustee. See "Certain Legal Aspects of the
                                     Receivables."

Optional Termination  . . . . .      The Servicer, the Company, or, if
                                     specified in the related Prospectus
                                     Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "The Trust Agreement -
                                     Termination; Retirement of Securities" and in the related Prospectus Supplement.

Mandatory Termination . . . . .      The Trustee, the Servicer or certain other
                                     entities specified in the related
                                     Prospectus Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Asset Pool or otherwise, under other circumstances and in the manner specified in "The Trust
                                     Agreement - Termination; Retirement of
                                     Securities" and in the related Prospectus
                                     Supplement.

Tax Considerations  . . . . . .      Securities of each series offered hereby
                                     will, for federal income tax purposes,
                                     constitute either (i) interests in a Trust treated as a grantor trust under applicable provisions of the Code
                                     ("Grantor Trust Securities"), (ii) debt
                                     issued by a Trust or by the Company ("Debt
                                     Securities") or (iii) interests in a Trust which is treated as a partnership
                                     ("Partnership Interests").  See "Certain
                                     Tax Considerations."

                                     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                                     Investors are advised to consult their tax advisors and to review "Certain Federal and State Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations  . . . . .      The Prospectus Supplement for each series
                                     of Securities will summarize, subject to the limitations discussed therein, considerations under the Employee
                                     Retirement Income Security Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Ratings . . . . . . . . . . . .      Each Class of Securities offered pursuant
                                     to this Prospectus and the related
                                     Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations", as defined in the
                                     Securities Exchange Act of 1934, as
                                     amended (the "Exchange Act"), and commonly referred to as "Rating Agencies". Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related
                                     Securities in accordance with the terms
                                     thereof.  Such ratings will neither
                                     address any prepayment or yield
                                     considerations applicable to any
                                     Securities nor constitute a recommendation to buy, sell or hold any Securities.

                                     The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

        Prospective investors should consider, among other things, the following factors in connection with the purchase of the Securities:

        LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Securities of any Series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

        LIMITED ASSETS. Each Asset Pool will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account(s) and any other credit enhancement. The Certificates will represent beneficial interests in the related Trust only and will not represent interests in or obligations of the Company, the Servicer, the Seller or any of their respective affiliates other than the related Trust. The sole source of payment with respect to any Certificate will be the assets of the related Trust. The Notes will represent obligations of the related Issuer only and will not represent interests in or obligations of the Company (unless the Company is the Issuer), the Servicer, the Seller or any of their respective affiliates other than the related Issuer. The Notes will be secured by the assets of the related Asset Pool, and the sole source of payment with respect to any Note will be the assets of the related Asset Pool. No Securities will be insured or guaranteed by the Seller, the Company, the Servicer or the applicable Trustee(s), except as set forth in the related Prospectus Supplement. Consequently, holders of Securities must rely for repayment primarily upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the reserve account(s), if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

        SUBORDINATION. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class or Series of Securities may be subordinated in priority of payment to interest and principal due on other Classes or Series of Securities. Such Class or Series of Securities could experience delays and or reductions in the payment of principal and/or interest to the extent that collections and other amounts available to make distributions to the senior Class, Classes or Series of Securities are insufficient to cover the required amount to be distributed to such senior Class, Classes or Series. The particular terms of any subordination will be more fully set forth in the related Prospectus Supplement.

        PERFECTION OF THE TRUSTEE'S INTERESTS. Contracts. The transfer of the Contracts by the Company to the Trustee pursuant to the related Trust Agreement, the perfection of the security interests in the Contracts and the enforcement of rights to realize on the Contracts are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the related Servicer will take such action as is required to perfect the rights of the Trustee in the Contracts. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Contract for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Contract, the purchaser would acquire an interest in such Contract superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of the VSI Insurance Policy or of any other insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the related Servicer into a Trust Account. See "Certain Legal Aspects of the Contracts".

        VEHICLES. The Vehicles subject to Lease Contracts will be titled in the name of either a Finance Subsidiary (which may be an Originator) or in the name of the related Trust. In the event that such Leased Vehicles are not titled in the name of the related Trust, a notation of lien in favor of the related Trustee on the related certificates of title will be filed except to the extent described in the related Prospectus Supplement or that the laws of any particular state do not require such a lien notation to be made to perfect the Trustee's security interest. See "Certain Legal Aspects of the Receivables".

        VICARIOUS TORT LIABILITY. Although the related Trust will own the Vehicles subject to Lease Contracts, they will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership.

        Some state statutes provide that a victim of such an accident has no such cause of action against the owner of the leased vehicle arising from the negligent operation of such leased vehicle unless the owner has negligently entrusted or continues to negligently entrust the vehicle to an inappropriate lessee.

        Other state statutes provide that the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability for tort claims arising out of the negligent operation of the leased vehicle or negligent acts of the operator in the event of an accident in which the leased vehicle is involved if the lessee is required under the lease to maintain certain specified levels of insurance, and such insurance is in effect.

        Generally, the Contracts contain provisions requiring the lessees to maintain levels of insurance satisfying applicable state law, and the related Trust Agreement will require the Servicer to monitor compliance by the lessees therewith.

        Actions by third parties might arise against the owner of a Vehicle subject to Lease Contracts based on legal theories other than negligence, such as a product defect or improper vehicle preparation prior to the origination of the related lease contract. Even if the Issuer were to be the subject of an action for damages as a result of its ownership of a Vehicle subject to Lease Contracts, such damages may be covered by the Contingent and Excess Liability Insurance Policies if, as specified in the related Prospectus Supplement, the Company is named as a beneficiary of such policies. Although such insurance coverage is generally in excess of $10 million per claim, with an allowance for multiple claims in any policy period, in the event that all such insurance coverage were exhausted and damages were assessed against the Issuer, claims could be imposed against the assets of the Issuer, however, such claims would not take priority over any items comprising the Asset Pool to the extent that the Trustee has a perfected security interest therein. If any such claims were imposed against the assets of the Issuer, Securityholders could incur a loss on their investment. See "Certain Legal Aspects of the Receivables -- Vicarious Tort Liability".

        INSURANCE ON VEHICLES. Each Receivable generally requires the related Obligor to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Company is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.

        In addition to physical damage insurance which may be required to be maintained by the Obligors pursuant to the Receivables, each Vehicle, as specified in the related Prospectus Supplement, may be insured against physical damage risks by a policy of vendor's single interest physical damage insurance (the "VSI Insurance Policy") which provides limited coverage (subject to deductibles) for, among other things, (i) physical loss or damage from any external cause to such vehicle and (ii) inability to locate such vehicle or the related Obligor. The VSI Insurance Policy generally provides coverage in an amount equal to the lowest of: (i) the actual cash value of such Vehicle at the time of loss or damage, plus $3,000; (ii) the cost of repair or replacement of such Vehicle; (iii) the unpaid principal balance, not more than 120 days past due, computed as of the date of loss, of the related Receivable, less interest, insurance, finance and other carrying charges; and (iv) $50,000. Accordingly, recovery under the VSI Insurance Policy may be less than the outstanding principal and interest due on the related Receivable. In the event of any such shortfall Securityholders could suffer a loss on their investment.

        MATURITY AND PREPAYMENT CONSIDERATIONS. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Company of Contracts from the related Asset Pool on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the Company of Contracts from the related Asset Pool (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

        The Company does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry and the Seller does not accumulate information related to Prepayments with respect to its portfolio. As a matter of practice, the Seller does not originate Contracts which permit Prepayments. Further, in the ordinary course of dealings, the Seller does not permit Prepayments at the request of a Lessee. Additionally, to the extent that one or more Contracts having large Discounted Contract Balances are prepaid, the prepayment experience of the Seller's portfolio would not necessarily be indicative of the actual rate of Prepayments experienced by any particular Asset Pool. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that an Asset Pool will experience.

        Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

        EFFECT OF RESTRICTIONS ON RECOVERIES IN AMOUNTS AVAILABLE TO SECURITYHOLDERS. The Contracts provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the Seller or any other person or entity whatsoever unless otherwise described in the related Prospectus Supplement,. The Seller will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

        In the event that the Company or the Trustee must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

        RISKS RELATED TO INSOLVENCY AND BANKRUPTCY MATTERS. The Company has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Seller under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Company with those of the Seller. These steps include the creation of the Company as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Company's business and a restriction on the Company's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Company would not result in a court's concluding that the assets and liabilities of the Company should be consolidated with those of the Seller in a proceeding under any Insolvency Law.

        In addition, while the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the benefit of the Seller prior to each Payment Date and, in the event of the bankruptcy of the Seller, the Company, a Trust or Trustee may not have a perfected interest in such collections.

        The Seller believes that the transfer of the Receivables by Seller to the Company should be treated as a valid assignment, transfer and conveyance of the Receivables. However, in the event of an insolvency of the Seller, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by the Seller to the Company as a borrowing by the Seller from the Company or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the Company is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

        Lessees of the Equipment may be entitled to assert against the Seller, the Company, or the Trust, if any, claims and defenses which they have against the Seller with respect to the Receivables. The Seller will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

        CONSUMER PROTECTION LAWS. Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System ("Regulation M"), impose requirements on leases such as the Contracts. These laws apply to the Originator as the original lessor and may also apply to the Issuer as assignee of the Contracts or to the Trustee if it acts to enforce its security interest in the Contracts. The failure by the Originator to comply with such requirements may give rise to liabilities on the part of the Originator, the Issuer and the Trustee, and claims by such parties may be subject to set-off as a result of such noncompliance. Certain state laws that provide vehicle users certain rights in respect of substandard vehicles (commonly referred to as "Lemon Laws") may apply to one or more of the Leased Vehicles. A successful claim under an applicable Lemon Law could result in, among other things, the termination of the related Contract or require the refunding of a portion of prior scheduled monthly payments. See "Certain Legal Aspects of the Receivables - Consumer Protection Laws".

        FUTURE LEVELS OF DELINQUENCIES UNCERTAIN. There can be no assurance that the levels of delinquencies and losses experienced in recent years by the Seller on its equipment lease portfolio are indicative of the performance of the Contracts included in any Asset Pool or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

        CERTAIN CONSIDERATIONS RELATING TO BOOK-ENTRY REGISTRATION. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

        Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

        Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities
- -- Book Entry Registration."

        RATING OF SECURITIES SUBJECT TO CHANGE. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

        RISKS RESULTING FROM FAILURE TO COMPLY WITH CERTAIN CONSUMER PROTECTION LAWS. Numerous federal and state consumer protection laws, including the Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System impose requirements on leases such as the Leases. These laws apply to the Seller as the original lessor and may also apply to each Issuer as assignee of the Leases or to the Trustee if it acts to enforce its security interest in the Leases. The failure by the Seller to comply with such requirements may give rise to liabilities on the part of the Seller, the Issuer and the Trustee, and claims by such parties may be subject to set-off as a result of such noncompliance. The Seller will warrant in the related Contribution and Sale Agreement (which warranties will be assigned to the related Trust, if any) that the Leases are not subject to any right of recession, set-off, counterclaim or defense and that the Leases did not, at the time the Leases were made, violate state or federal law. The Seller will be obligated to repurchase any Leases as to which such warranty has been breached which breach has a material adverse effect on the interests of the Securityholders in the affected Leases. See "Description of the Trust Agreements."

        TRANSFER OF SERVICING MAY DELAY PAYMENTS. If the Seller were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

        RISKS ASSOCIATED WITH INABILITY OF SELLER TO TRANSFER ADDITIONAL RECEIVABLES TO COMPANY. In connection with the transfer of Receivables by the Seller to the Company, the Seller will make representations and warranties with respect to certain matters relating to such Receivables. In certain circumstances, the Company and the Seller will be required to acquire Receivables from the related Asset Pool with respect to which such representations and warranties have been breached. In the event that the Seller is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

        CERTAIN RISKS ASSOCIATED WITH GEOGRAPHIC OR OTHER CONCENTRATIONS OF CONTRACTS. As more fully set forth in the related Prospectus Supplement, the Contracts constituting a particular Asset Pool may be concentrated such that lessees in a particular geographic region, a particular type of equipment or a particular lessee constitutes a significant portion of the Asset Pool. To the extent Adverse economic conditions were particularly severe in such geographic region or industry or in the event a lessee under a large amount of Contracts were to experience financial difficulties the delinquency and default experience of the Asset Pool could be adversely impacted.

        CERTAIN RISKS ASSOCIATED WITH PRE-FUNDING ACCOUNT. In the event the Company is unable to transfer Contracts with an Aggregate Discounted Contract Balance equal to the Pre-Funded Amount prior to the expiration of the Pre-Funding Period, Securityholders will experience a prepayment equal to their allocable share (as more fully described in the related Prospectus Supplement) of the uninvested Pre-Funded Amount. Such prepayment may reduce the expected yield to investors. In addition, due to market fluctuations, investors may be unable to reinvest such prepayment amounts in similarly yielding investments.

        CERTAIN RISKS RELATING TO DIFFERING UNDERWRITING CRITERIA. The Leases included in a particular Asset Pool may have been purchased by First Sierra from one or more lessors pursuant to its Portfolio Acquisition Program. To the extent described in the related Prospectus Supplement, certain Leases included in a particular Asset Pool may have been originated using underwriting criteria different from that of First Sierra's. However, the Leases included in a particular Asset Pool will satisfy the criteria set forth in the related Prospectus Supplement.

        WAIVER OF RIGHT TO INSTITUTE PROCEEDING AGAINST COMPANY. Each Securityholder by its purchase of Securities are deemed by their purchase of such Securities to have covenanted that they will not at any time institute against the Company any bankruptcy, reorganization or other proceeding under any Insolvency Law.


                                USE OF PROCEEDS

        The proceeds from the sale of the Securities of a given series will be applied by the related Issuer to the acquisition of the related Receivables or may be transferred to the Seller in connection with the conveyance of the Receivables. The Company expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Company, prevailing interest rates, availability of funds and general market conditions.


                                  THE ISSUERS

        The Securities offered hereby will be issued either by (i) the Company or (ii) a Trust (which may be an owner trust or a trust) established by the Company pursuant to a Pooling Agreement or a Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Company or the Trust issuing the related Securities shall be referred to as the "Issuer" with respect to such Securities. Each Trust may issue Certificates and, if it is an owner trust, Notes. The Company may issue and sell only Notes hereunder. The Asset Pool related to each Trust will be formed and transferred to such Trust pursuant to the related Pooling Agreement and, in the case of Notes issued by Company, the related Asset Pool will be formed and pledged to the related Trustee pursuant to the related Indenture.

        To the extent that a Trust in an owner trust (an "Owner Trust"), it will be organized as a business trust to be formed in accordance with the laws of the State of Delaware, pursuant to a Trust Agreement, solely for the purpose of effectuating the transactions described herein and in the related Prospectus Supplements. Prior to formation, each such Trust will have had no assets or obligations and no operating history. Upon formation, each such Trust will not engage in any business activity other than (a) acquiring, managing and holding the related Leases, (b) issuing the related Securities, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. Such Owner Trust may issue Certificates pursuant to a Pooling Agreement or issue Notes pursuant to an Indenture. The terms of any such issuance are more fully described herein and may be fully in the related Prospectus Supplement.


                                THE ASSET POOLS

                 As specified in the related Prospectus Supplement, the Contracts will consist of Loan Contracts and Lease Contracts.

        LEASE CONTRACTS. The Lease Contracts are generally written for an original term of not more than 60 months, for a "capitalized cost" (which occasionally may be in excess of the manufacturer's suggested price), plus an implicit finance or lease charge. The Lease Contracts are generally written on a constant yield basis and provide for equal monthly payments, such that at the end of the lease term the capitalized cost has been amortized to an amount equal to the Residual Value of the related Vehicle.

        With respect to each Lease Contract that is a closed-end lease, at the end of its term, if the lessee does not elect to purchase the related Vehicle upon exercise of the purchase option contained in the Lease Contract, the lessee is required to return the Vehicle, at which time it will then owe only such incidental charges for excess mileage, excessive wear and use and other items as may be due under such Lease Contract. In contrast, under each Lease Contract that is an open-end lease, the lessee is also obligated to pay at the end of the lease term any deficit between the fair market value of the leased vehicle at that time and the Residual Value established at the time of origination of such lease.

        Generally, each lessee is permitted to purchase the related Vehicle at the end of the term of the related Lease Contract. The purchase price is generally a fixed dollar amount equal to the Residual Value plus any applicable taxes and all other incidental charges which may be due under the Lease Contract. In addition, each Contract generally allows the related lessee voluntarily to terminate such Contract by paying certain miscellaneous charges and a termination amount more fully described below.

        In most instances, the Lease Contracts are not expected to run to their full terms. For example, from time to time there are incentive programs for dealers to trade customers under existing leases with remaining terms of less than one year into new lease contracts. In so doing, the dealer is able to keep the customer, sell a new car pursuant to a new lease contract and obtain a used car for resale.

        Each Contract generally provides that the lessor may terminate the Lease Contract and repossess the leased Vehicle in the event of a default by the lessee. Events of default under a Lease Contract may include, but are not limited to, failure to make payment when due, certain events of bankruptcy or insolvency, failure to maintain the insurance required by the Lease Contract, failure to maintain or repair the leased Vehicle as required or to comply with any other term or condition of the Contract and the making of a material misrepresentation by the lessee in the lease application.

        Upon early termination or default, the amount owed by the lessee under a Lease Contract is generally determined by adding (i) the amount of delinquent and future scheduled monthly payments and any incidental charges owing under the Contract, less unearned finance charges, and (ii) the Residual Value, and subtracting any security deposit and any net liquidation proceeds realized from the sale of the related leased Vehicle. As specified in the related Prospectus Supplement, in calculating the amount of unearned finance charges under clause
(i) above, the Contracts may provide that the Rule of 78s be used. Since the Net Investment Value will be determined on a constant yield discount basis, to the extent the use of the Rule of 78s is enforced, the calculation of Net Investment Value will understate the value of each Contract that is terminated early at the option of the related lessee. From time to time, in accordance with its customary servicing procedures, the related Servicer may reach an agreement with a lessee to forego the use of the Rule of 78s in calculating unearned finance charges under the related Lease Contract and to use the constant yield calculation instead.

        In the event of an early termination of, or default under, a Lease Contract, such Lease Contract may provide that if the lessee disagrees with the wholesale price for the leased Vehicle, the lessee has the right to obtain from an independent third party a professional appraisal of the wholesale value of the leased Vehicle that could be realized at sale. This appraised value then would be used as the revised estimated fair market value for purposes of calculating sums due from the lessee in such circumstances.

        In the event of early termination of, or a default under, a Lease Contract, any shortfall between the amounts collected with respect to such Lease Contract (after deducting the costs and other sums retained by the Servicer in connection therewith) and the Net Investment Value, together with the Residual Value, of such Contract, including but not limited to a shortfall due to the use of wholesale appraisal of a leased Vehicle as described above, will reduce the value of the collateral constituting a part of the Asset Pool. To the extent that any such shortfall is not covered through payments on or in respect of the other Lease Contracts and leased Vehicles, from monies on deposit in the Accounts, from claims under the Residual Value Insurance, if any, or from other insurance proceeds or liquidation proceeds, the related Securityholders could suffer a loss on their investment.

THE LEASED VEHICLES

        As specified in the related Prospectus Supplement, each Asset Pool may include the related leased Vehicles or a security interest in the related leased Vehicles. The related Prospectus Supplement will specify whether the Company will execute the requisite documents in order to convey title to a Finance Subsidiary, or the Trustee. If the Asset Pool includes a security interest in the related Leased Vehicles, the related Prospectus Supplement will specify what actions, if any, will be taken to perfect such security interest including, but not limited to, filing applications for notation of a lien in favor of the related Trustee on the certificates of title for the leased Vehicles on the Closing Date and/or filing in the requisite jurisdictions UCC-1 financing statements noting such a security interest in favor of the related Trustee. See "Special Considerations - Security Interests in the Leased Vehicles".

RESIDUAL VALUE INSURANCE

        As specified in the related Trust Agreement, the Company may have obtained an insurance policy in respect of the Residual Values of the leased Vehicles relating to Matured Contracts (the "Primary Residual Value Insurance Policy"). The Trustee may be named as an additional insured under the Primary Residual Value Insurance Policy. Any such Primary Residual Value Insurance Policy generally provides coverage for 100% of the amount by which the "residual value" of any leased Vehicle exceeds the "market value" therefor. For these purposes, "residual value" is generally determined by reference to the Automotive Lease Guide, Percentage Edition, and will be calculated by multiplying the manufacturer's suggested price for such Leased Vehicle (as adjusted to reflect any optional equipment) by a percentage that varies depending upon the original term of the related Contract. Additional adjustments are generally then made for any excess mileage and excess damage. "Market value" is generally the greater of (i) the price actually received by or on behalf of the insured in a commercially reasonable sale held in accordance with procedures approved by such insurer, or (ii) the "average wholesale value" established by the Black Book Used Car Market Guide, monthly edition. An insurer may unilaterally change the reference publications used for these definitions upon providing advance notice. The Primary Residual Value Insurance Policy generally does not have any deductibles or provide for co-insurance, but does provide for a maximum amount payable in respect of a leased Vehicle and an aggregate cap for all payments made in respect of the leased Vehicles.

        As specified in the related Trust Agreement, the Company may have obtained an additional insurance policy (the "Excess Residual Value Insurance Policy" and together with the Primary Residual Value Insurance Policy, the "Residual Value Insurance") providing coverage in respect of the "insured value" of a lease contract covered thereby in excess of a deductible of a specified percentage of the insured value, depending upon the original term of the related lease contract. For purposes of any Excess Residual Value Insurance Policy, the "insured value" is generally equal to the lesser of (i) the residual value set forth in the Company is Residual Lease Guide in effect as of the date of origination of the related lease contract or (ii) the residual value set forth in the Automotive Lease Guide, Percentage Edition in effect for the original term of such Lease Contract.

        An such Excess Residual Value Insurance Policy would be an excess policy, and a claim thereunder would be made only after deducting any other recovery by the Servicer in respect of the related Residual Value of a leased Vehicle, and the "fair market value" of such leased Vehicle. The "fair market value" of a Leased Vehicle is generally defined in such Excess Residual Value Insurance Policy as an amount equal to the greater of (i) the best sales price offered in respect of such leased Vehicle in commercially reasonable sales transaction or (ii) the "Clean Wholesale" value established in the Black Book Used Car Market Guide Monthly. Claims made under such Excess Residual Value Insurance Policy are generally based upon a comparison of the net recoveries for all covered vehicles disposed of during the related quarter to the aggregate insured values therefor. As a result, the amount payable under such Excess Residual Value Insurance Policy in respect of the Residual Value of a leased Vehicle could be less than the insured value of such leased Vehicle.

CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES

        In addition to the personal property and liability insurance coverage which is generally required to be obtained and maintained by the lessees pursuant to the Lease Contracts, and as additional protection in the event that any lessee fails to maintain all such required insurance, as specified in the related Trust Agreement, the Company may maintain contingent liability insurance which provides coverage (with no annual or aggregate cap on the number of claims thereunder) for property damage or personal liability suffered by third persons caused by any vehicle owned by any insured. The Company may be an additional insured under this policy with respect to the Leased Vehicles. As specified in the related Trust Agreement, the Company may also maintain substantial amounts of excess insurance coverage for which the Issuer may be named as an additional named insured (together with the aforementioned primary contingent liability insurance policy, the "Contingent and Excess Liability Insurance Policies"). Such insurance policies generally provide insurance coverage in excess of $10 million per claim, and permit multiple claims in any policy period. With respect to damage to the leased Vehicles themselves, each lessee is generally obligated by the related Lease Contract to maintain collision insurance. In the event that the Issuer was not named as an additional insured under the Contingent and Excess Liability Insurance Policies or all of the foregoing insurance coverage were exhausted and damages were assessed against the Issuer, claims could be imposed against the assets of the Issuer. In such event, the related Securityholders could incur a loss on their investment. See "Special Considerations -- Vicarious Tort Liability" and "Certain Legal Aspects of the Receivables -- Vicarious Tort Liability".

        LOAN CONTRACTS. As specified in the related Prospectus Supplement, the Lease Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Lease Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Loan Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Loan Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial basis.

        Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the Company provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions.
With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Asset Pool.

        "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.
In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

        If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Security holders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial method.

        The Receivables and related items in each Asset Pool will be acquired by the Company from the Seller pursuant to a contribution and sale agreement between the Seller and the Company (each, a "Contribution and Sale Agreement"). The Receivables included in each Asset Pool will be selected from those Receivables held by the Seller based on the criteria specified in the applicable Trust Agreement and described in the related Prospectus Supplement. The Company will form each Asset Pool by either (i) transferring the related Receivables to a Trust pursuant to a Pooling Agreement or (i) with respect to Notes issued by the Company, entering into an Indenture with an Indenture Trustee.

        Information with respect to the Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the distribution of such Receivables by equipment type, remaining lease term, original lease term, Discounted Lease Balance and/or Discounted Lease and Residual Balance, lessee industry and geographic distribution, in each case, as of the applicable Cut-Off Date.


                                THE RECEIVABLES

PORTFOLIO ACQUISITION PROGRAM

General

        First Sierra's Portfolio Acquisition Program focuses on acquisition of receivables from independent lease financing companies, captive equipment lease finance companies, and bank leasing companies. In general, First Sierra seeks to acquire the portfolios of equipment lease finance companies being sold by parent companies exiting the business, independent companies seeking a financial partner, or companies with businesses complimentary to that of First Sierra. It is anticipated that such transactions will generally range in size from $20 million to $100 million.

Underwriting Procedures

                 Prior to the acquisition of a portfolio of receivables under its Portfolio Acquisition Program, First Sierra typically reviews all or a portion of the receivables files included in such portfolio, the loss and delinquency experience of such portfolio and such other factors as may be appropriate to the particular lessor. To the extent that the receivables acquired from a particular source constitute a material portion of any Asset Pool, the underwriting procedures with respect to such acquisition will be described in greater detail in the related Prospectus Supplement.

PRIVATE LABEL PROGRAM

General

        The Private Label Program was designed to provide financing to small ticket lessors which were typically financed by local commercial banks. Each Private Label transaction generally contains one or more of the following types of loss protection (a) recourse to the lessor which requires the lessor to repurchase leases that are typically 90 days past due up to an aggregate amount that is 10% to 20% of the total purchase price of the leases acquired from such lessor, (b) remarketing of the equipment that is subject to a defaulted lease and (c) maintenance of a reserve fund funded by holdbacks of a portion of the purchase price owing to the lessor, such reserve funds typically range from 1% to 10% of the purchase price of the related leases. However, some Private Label transactions contain none of the foregoing protections and are non-recourse to the Lessor (although such Lessors are obligated to repurchase leases as to which a breach of representation or warranty occurs.

        The Private Label Program utilizes three separate forms of agreements that utilize the above types of loss protection. Under the first, First Sierra has recourse to the lessor in an amount ranging from 10% to 20% of the aggregate purchase price of the leases acquired from such lessor for defaulted leases. Under the second form of agreement, in addition to the aforementioned recourse to the lessor, First Sierra has the benefit of a funded cash reserve account which generally ranges from 1% to 10% of the total purchase price of the leases acquired from such lessor. Such amount is funded by the retention of a specified percentage of the purchase price for each lease as a reserve. Under the third option, First Sierra has recourse only to the cash reserve account for credit losses.

Underwriting Procedures.

        In order to qualify for participation in the Private Label Program, a lessor must satisfy certain criteria, which generally require that the majority of the lessor's business be small ticket leases ($5,000 - $250,000), generate a minimum volume of leases, have been in business a minimum of five years, have established a track record in business and personal credit, and have sufficient staff and financial resources. The specific lessor requirements vary depending upon such things as transaction size, and type and location of equipment leased.

        First Sierra's underwriting guidelines with respect to lessees contain specific requirements which vary according to the nature of the lessee's business, the size of the transaction, and the type of program under which the lessor is seeking approval. In underwriting the lessee, First Sierra considers, among other things, time in business, bank, credit and trade references, credit bureau reports on all officers, Dun & Bradstreet reports, confirmation of ownership, complete financial package, personal guarantees, maximum exposure per lessee, verification of a personal medical license, where applicable, and historical financial statements or tax returns for exposures exceeding $50,000.

        The Private Label lessor typically closes the lease transaction prior to sale to First Sierra. The lessor will have performed all the necessary credit inquiries and documentation, and will submit this information to First Sierra for review. Each lease submitted for funding from any approved lessor is individually underwritten and approved by First Sierra. Individual lease underwriting procedures generally include review of credit bureau reports and verification of bank references, trade references, and licenses. For transactions over $50,000, First Sierra reviews personal financial statements, business financial statements, and tax returns with an emphasis on cash flow and the ability to service the lease payments and debt. For each lease application First Sierra receives, the credit department reviews all documentation and credit reviews. First Sierra performs periodic verification on all acquired leases on a random basis.

        Additional underwriting procedures will be described in the related Prospectus Supplement.

RECEIVABLES POOLS

        Information with respect to the Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-off Date.


DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

        Certain information relating to the Seller's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in the Seller's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Asset Pool. There can be no assurance that the delinquency, repossession and net loss experience on any Asset Pool will be comparable to the Seller's prior experience.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

        Generally, none of the Seller's originated Contracts are prepayable at any time. As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment such payment or upon a default that results in such payment, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Company or the Seller will be obligated to acquire Receivables from the related Asset Pool pursuant to the applicable Trust Agreement or Contribution and Sale Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

        The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities.

                                  POOL FACTORS

        The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.




                                  THE COMPANY

        First Sierra Receivables II, Inc. (the "Company") is a limited purpose corporation organized under the laws of the State of Delaware in October, 1995. The Company's principal executive offices are located at 218 South U.S. Highway, Suite 303, Tequesta, Florida 33469.

        The Company does not intend to engage in any business or investment activities other than acquiring, owning, leasing, transferring, receiving or pledging the assets transferred to the Company. The Company's certificate of incorporation (the "Certificate of Incorporation") limits the Company's business and investment activities to the above purposes and to any activities necessary, suitable or convenient to accomplish the foregoing or incidental thereto. Pursuant to the Company's Certificate of Incorporation, the limitations so imposed on the Company's business may only be altered upon unanimous affirmative vote of all of the Company's directors, including the Independent Director. The Company's Certificate of Incorporation requires the Company, at all times, to have at least one Independent Director. An "Independent Director" is not permitted to be a director, officer or employee of any direct or ultimate parent or affiliate of the Seller, provided, however, that such Independent Director may serve in similar capacities for other limited purpose corporations which are affiliated with the Originator. The Company's Certificate of Incorporation further prohibits the Company, without the unanimous affirmative vote of the directors, including the Independent Director, from (1) instituting or consenting to the institution of bankruptcy or insolvency proceedings, (2) merging or consolidating with another corporation, (3) incurring, assuming or guaranteeing any indebtedness other than as otherwise provided in the Certificate of Incorporation, or (4) engaging in certain other actions that would have a negative impact upon whether the separate legal identities of the Company and the Seller will be respected.

        The Company has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary petition for relief by the Originator under any Insolvency Law will not result in consolidation of the assets and liabilities of the Company with those of the Seller. These steps include the creation of the Company as a separate, limited purpose corporation having a restrictive Certificate of Incorporation as described above.

        In addition, with respect to each Trust, the related Trustee will covenant that they will not at any time institute against the Company any bankruptcy, reorganization or other proceeding under any Insolvency Law. In addition, each Securityholder, by his or her purchase of the related Securities will be deemed to have covenanted that he or she will not at any time institute against the Company any bankruptcy, reorganization or other proceeding under any Insolvency Law.

        The Company will not acquire any assets other than the Receivables and other assets transferred by the Seller pursuant to the Contribution and Sale Agreements. Because the Company does not have any operating history and will not engage in any business activity other than as described above, there has not been included herein any historical or current financial information with respect to the Company.

        The Seller will warrant to the Company in each Contribution and Sale Agreement that the transfer of the related Receivables by it to the Company is a valid transfer of the Receivables to the Company. In addition, the Seller and the Company will treat the transactions described herein and in the related Prospectus Supplement as a transfer of the Receivables to the Company, and the Company will take all actions that are required to perfect the Company's ownership interest in the Receivables. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Receivables to the Company should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Company could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Company is recharacterized as a pledge, then a tax or government lien on the property of the Seller arising before the transfer of Receivables to the Company may have priority over the Company's interest in such Receivables. If the transfer of Receivables to the Company is treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.


                                  THE SERVICER

GENERAL

        First Sierra Financial, Inc., a Delaware corporation ("First Sierra"),
was founded in June 1994.   Its principal office is located at 600 Travis
Street, Suite 7050, Houston, Texas 77002. Since its incorporation, First Sierra has acquired over $70 million of equipment finance leases. The common stock of First Sierra is privately held.

        As of September 30, 1995, First Sierra had 13 full time employees, of which 5 were engaged in credit and collection activities, 7 were engaged in servicing and general administration activities and 1 was engaged in marketing activities.

        First Sierra is engaged in two principal business activities. The first is the acquisition of equipment lease portfolios (the "Portfolio Acquisition Program"). The second is the acquisition of small ticket leases and a security interest in the related equipment from small independent equipment leasing companies on an on-going basis, generally as such leases are originated (the "Private Label Program"). See "The Receivables."


SERVICING

        The Leases included in each Asset Pool will be serviced by First Sierra, as the Servicer, pursuant to and in accordance with the related Servicing Agreement.

DELINQUENCY AND DEFAULT EXPERIENCE

                 As of December 31, 1995, First Sierra Financial, Inc. had not experienced any losses on the portfolio of leases originated since its inception. First Sierra has recovered the full value of defaulted lease receivables in its Private Label Program under the recourse and reserve provisions the program agreements established with sources from which First Sierra purchased the lease receivables.

DELINQUENCY PERFORMANCE:

    % of Leases Past Due        September 30, December 31,    March 31,    June 30,   September 30, December 31,
                                    1994          1995          1995         1995         1995          1995

    Remaining Lease Receivables   $376,233     $5,917,426    $14,741,890  $35,104,025  $63,713,023   $83,892,400

    31 - 60 Days Delinquent           0.00%          0.00%          3.60%        2.10%        1.30%         2.51%
    61 - 90 Days Delinquent           0.00%          0.00%          0.10%        0.20%        0.50%         0.45%
    Over 90 Days Delinquent           0.00%          0.00%          0.00%        0.50%        0.50%         0.08%

    Total                             0.00%          0.00%          3.70%        2.80%         2.3%         3.04%

                 Updated information with respect to delinquency and default experience will be incorporated by Reference by a filing of Form 8-K and, to the extent so filed, will be included in each subsequent Prospectus Supplement.

COLLECTION POLICIES

        On a day-to-day basis, the billing and collection process is handled by First Sierra's automated billing system. Day-to-day collections are processed through Texas Commerce Bank's cash management operations, which utilizes optical code reading technology to scan the invoices and earmark payments to a given pool, depending upon the lease funding method.

        Generally, First Sierra relies on the Lessors to undertake the initial collection efforts with respect to the lessees. First Sierra monitors lease receipts and aging results on a daily basis. If a lease payment is not received within 30 days of its schedule due date, First Sierra will send a delinquency report to the lessor, which continues to subservice the leases. The lessor in turn is obligated to take action to prevent the delinquency from worsening. After 60 days, First Sierra contacts the lessor directly to notify it that it has 30 days to bring the account current. After 90 days, First Sierra notifies the lessor that it has 60 days to repurchase the lease, if it was purchased pursuant to a recourse program, or to re-market the equipment. After 150 days, First Sierra charges off the account.




                                  THE TRUSTEES

        The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

        With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Company and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Company. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Company or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the

Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.


                         DESCRIPTION OF THE SECURITIES

GENERAL

        The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

        All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

        The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Asset Pool held by the related Trust or debt secured by certain assets of the related Issuer. To the extent that the Securities represent debt secured by certain assets of the related Asset Pool, such Securities will not represent beneficial ownership interests in the related Receivables.

        Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

        A series may include one or more Classes of Strip Securities entitled
(i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

        If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

        In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

        As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

        The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the tenth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

        As more fully provided in the related Prospectus Supplement, each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities. The revolving period is one of structural features related to the conclusion that under certain structures the Securities are considered debt of the particular issuer for federal income tax considerations. The duration of the revolving period and the requirements to be satisfied by additional Receivables will be specified in the related Prospectus Supplement. Any direct or indirect costs to investors associated with a revolving period will be discussed in the related Prospectus Supplement.

        In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

        Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

        Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, First Sierra, the Servicer, any Seller, any Trustee or any of their affiliates unless specifically set forth in the related Prospectus Supplement.

        As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Asset Pool created pursuant to such Trust Agreement or represent debt secured by the related Asset Pool. To the extent that any Asset Pool includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.


BOOK-ENTRY REGISTRATION

        As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

        Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

        Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

        Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

        The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

        DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

        CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

        Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

        As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

        Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

        Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

        Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

        With respect to each series of Securities, on or prior to each Payment Date for such series, the Servicer, Company or Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Asset Pool setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

                  (i) the amount of the distribution with respect to each class of Securities;

                 (ii)  the amount of such distribution allocable to principal;

                (iii)  the amount of such distribution allocable to interest;

                 (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

                  (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

                 (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

                (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

               (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

        Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

        Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.


                      DESCRIPTION OF THE TRUST AGREEMENTS

        The following summary describes certain terms of each Trust Agreement pursuant to which an Asset Pool will be created and the related Securities in respect of such Asset Pool will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.


ASSIGNMENT OF THE RECEIVABLES

        On the Closing Date specified with respect to any given series of Securities (the "Closing Date"), the Company will receive the related Receivables from the Seller pursuant to a Contribution and Sale Agreement. The Company will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Company's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Company under such Contribution and Sale Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Company and the Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

        In each Contribution and Sale Agreement, the Seller will agree, and in each Trust Agreement, the Servicer will agree, to indicate in its computer records that the Receivables included in the related Asset Pool have been sold to the Company, and, as appropriate, transferred to the related Trust and/or pledged under the related Indenture. As specified in the related Trust Agreement, a custodian, as may be specified therein (the "Custodian") or the Trustee will have possession of that portion of the related Lease Files representing the original lease documentation, including, any lease documentation constituting "chattel paper" under the UCC.

        With respect to each Asset Pool, First Sierra, as Seller, will file UCC financing statements with respect to the sale, contribution, transfer and assignment of the related Receivables to the Company. If the Issuer is a Trust, the Company will file UCC financing statements with respect to the sale, transfer and assignment of such Receivables to such Trust. In addition, if applicable, the Issuer will file UCC financing statements with respect to the security interest in its assets granted to the Indenture Trustee under the related Indenture. Since the Lease Files will remain in First Sierra's possession, as Servicer, and will not be stamped or otherwise marked to reflect the sale, contribution, transfer and assignment of the related Receivables to the Company, the Trust and/or the Trustee, as applicable, if a subsequent purchaser were able to take possession of the related Lease for new value in the ordinary course of its business without actual knowledge of the assignments, the Company's, the Trust's and/or the Trustees, as applicable, interests in such Receivables could be defeated. See "Certain Legal Aspects of the Receivables."

        Any Receivables to be included in an Asset Pool in substitution for other Receivables will also be acquired by the Company from the Seller under the related Contribution and Sale Agreement. Any substitute lease would be required to satisfy criteria set forth in the relevant transaction documents and described in the related prospectus supplement. Any additional costs, direct or indirect associated with the substitution of Leases will be discussed in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES

        With respect to each Asset Pool, the Seller will make certain representation and warranties pursuant to the Contribution and Sale Agreement with respect to the related Receivables. In the related Pooling Agreement (or, if the Issuer is the Company, in the related Indenture), the Company will assign such representations and warranties to the related Trust (or the related Trustee) and will represent and warrant that the Company has taken no action to which would cause such representations and warranties of the Seller to be false in any material respect. Under the related Trust Agreement, in the event the Servicer or the related Trustee discovers or by written notice is informed that any such representation or warranty of the Seller or Company is untrue, the Servicer and such Trustee will be obligated to use reasonable efforts to enforce the obligation of the Seller or Company set forth in the related Contribution and Sale Agreement or the related Pooling Agreement to purchase any Receivable included in the related Asset Pool materially and adversely affected by such untruth. The Seller or Company will be obligated to purchase each such Receivable on or prior to the thirtieth day after such discovery or notice (or such later date as the Seller or Company and such Trustee shall agree); provided, that the Seller or Company will not be required to purchase any such Receivable if such untruth has been cured in all material aspects or if such Receivable is replaced with a substitute Receivable (if and to the extent substitution is permitted in the related Trust Agreement). Any such repurchase shall be the sole remedy for any such breach. The purchase price for any Receivable so purchased (the "Warranty Purchase Price") will be based on the then Discounted Lease Balance or Discounted Lease and Residual Balance of such Receivable as further described in the related Prospectus Supplement. All such payments will be deposited in the related Collection Account.

        In each Contribution and Sale Agreement, the Seller will also make representations and warranties to the Company to the effect that, among other things, as of the closing date for the issuance of any related Securities: (a) the Seller is duly formed as a corporation and in good standing under the laws of the State of Delaware, it has the requisite power and authority to consummate the transactions contemplated thereby and such Contribution and Sale Agreement constitutes a legal, valid and binding obligation of the Seller and
(b) the contribution and sale of the related Receivables thereunder constitute a valid contribution, sale, transfer and assignment to the Company of all right, title and interest of the Seller therein (subject, in the case of Leased Vehicles, to applicable titling statutes), and such Receivables will be held by the Company free and clear of any lien of any person claiming through or under the Seller, except for liens created by or permitted under the related Trust Agreement.

        In each Trust Agreement, the Company will make representations and warranties to the effect that, among other things, as of the closing date for the issuance of any related Securities: (a) the Company is duly incorporated and in good standing under the laws of the State of Delaware, it has the corporate power and authority to consummate the transactions contemplated thereby and such Trust Agreement constitutes a legal, valid and binding agreement of the Company; and (b) if the Issuer is a Trust, the transfer of the Receivables pursuant to such Trust Agreement constitutes a valid sale, transfer and assignment to such Trust of all right, title and interest of the Company in such Receivables, and such Receivables will be held by such Trust free and clear of any lien of any person claiming through the Company, except for liens created or permitted by the such Trust Agreement. In the related Indenture, if any, the Issuer will represent and warrant to the related Indenture Trustee that (a) no interest in any Receivable conveyed by such Issuer to such Indenture Trustee thereunder has been sold, transferred or pledged by such Issuer to any other person, (b) upon execution and delivery of such Indenture by such Issuer, such Indenture Trustee shall have all of the right, title and interest of the Issuer in such Receivables, free of any lien, and (c) all UCC filings have been made to give such Indenture Trustee, a first priority perfected security interest in the Issuer's interest in such Lease and the related Equipment (if such Equipment is located in a state in which a UCC filing was made), subject to liens permitted by the related Trust Agreement and liens which have priority by operation of law.

        In each Contribution and Sale Agreement, the Seller will agree to do nothing to impair the rights of the Company in the Receivables included in the related Asset Pool, except as it is expressly permitted to do in its capacity as the Servicer under the related Trust Agreement. In each Trust Agreement, the Company will covenant that, except for the sale and conveyances pursuant thereto, and the interests created under, such Trust Agreement or as otherwise permitted therein, the Company will not sell, pledge, assign or transfer any interest in any Receivables included in the related Asset Pool.

ACCOUNTS

        With respect to each series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, and to the extent provided, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

        Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

        For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. Subject to certain conditions, Eligible Investments may include securities issued by the Company or its affiliates or other trusts created by the Company or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

        The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either (w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

        To the extent that the Seller's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with the Seller's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.

PRE-FUNDING ACCOUNT

        In accordance with the provisions that may be set forth in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during time period specified in the related Prospectus Supplement. Prior to the investment of the Pre-Funded Amount in Additional Receivables, such Pre-Funded Amount will be invested in certain temporary investments satisfying certain eligibility criteria more fully described in the related Prospectus Supplement. Although the specific criteria with respect to such temporary investments will be specified in the related Prospectus Supplement, such temporary investments will be highly rated, short-term securities.

        During any Pre-Funding Period, the Company will be obligated (subject only to the availability thereof) to acquire from the Seller and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, Additional Receivables from time to time during such Pre-Funding Period. Such Additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement.

        Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the Additional Leases to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Leases included in the related Asset Pool on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.


SUBSTITUTION

        Subject to the limitations set forth in the related Prospectus Supplement, pursuant to the related Trust Agreement, the Company may have the ability to substitute a comparable Lease, together with an interest in the related Equipment, for and replace any Lease that defaults, terminates prior to its scheduled termination date or becomes subject to purchase by the Seller, the Company or the Servicer as a result of the breach of the representations, warranties or covenants by the Seller, the Company or the Servicer, as applicable, with respect to such Lease. The related Prospectus Supplement will describe the limitations, if any, on the ability of the Company to substitute Receivables with respect to any Asset Pool and the criteria to be satisfied with respect to any Receivable to be added to an Asset Pool in substitution of another Receivable. The Company will acquire all such Receivables under the related Contribution and Sale Agreement.

        The Company will also have the right to substitute Equipment under any Lease for comparable Equipment so long as there is no change in the amount, number or timing of the scheduled payments with respect to such Lease and the Residual Value of the substitute Equipment is not less than the Residual Value of the original Equipment, and, to the extent provided in the related Prospectus Supplement, the Company may also have the right to permit add-ons and upgrades with respect to any Lease.

        Upon the replacement of a Lease and/or Equipment with a substitute Lease and/or Equipment as described above, the interest of the related Trustee in such replaced Lease and/or Equipment shall be terminated and, if it has been transferred to the related Trust, such replaced Lease and/or Equipment shall be transferred to the Company.


SERVICING PROCEDURES

        In accordance with the Servicer's procedures set forth under "Underwriting Procedures" herein, with respect to each series of Securities, the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Asset Pool and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others.
Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

PAYMENTS ON RECEIVABLES

        With respect to each series of Securities, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility (a "Lockbox"). As specified in the related Prospectus Supplement, the Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in the Lockbox may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.


SERVICING COMPENSATION

        As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

        The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain expenses to the extent provided in the related Servicing Agreement or Pooling Agreement, as the case may be. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

        The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the Receivables, investigating delinquencies, sending payment coupons to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.


DISTRIBUTIONS

        With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

        With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.


CREDIT ENHANCEMENTS

        The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, Residual Value Insurance, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

        The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.


STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

        Prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

        Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

        Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.

        Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.


CERTAIN MATTERS REGARDING THE SERVICER

        With respect to each series of Securities issued by a Trust, each Trust Agreement will provide that First Sierra may not resign from its obligations and duties as Servicer thereunder, except upon determination that First Sierra's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed First Sierra's servicing obligations and duties under the Trust Agreement.

        Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

        Under the circumstances specified in any such Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Trust Agreement.


SERVICER DEFAULT

        Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer or the Company, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety (90) days after the giving of written notice of such failure (1) to the Servicer or the Company, as the case may be, by the applicable Trustee or (2) to the Servicer or the Company, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the Company and certain actions by the Servicer or the Company indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.


RIGHTS UPON SERVICER DEFAULT

        As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.


WAIVER OF PAST DEFAULTS

        With respect to each Asset Pool, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the Company, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.


AMENDMENT

        As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of (a) adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or (b) modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and, to the extent provided in the related Prospectus Supplement, to which the related Credit Enhancer may consent. As may be described in the related Prospectus Supplement, the Trust Agreements may also be amended by the Company, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.


INSOLVENCY EVENT

        As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to the Company, the Receivables held in each Asset Pool will be liquidated and each Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Company) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of any Insolvency Event with respect to the Company, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

        Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Company, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.


TERMINATION

        With respect to each Trust formed by the Company to issue Securities, the obligations of the Servicer, the Company and the applicable Trustee pursuant to the related Trust Agreements will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related

Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Asset Pool, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Asset Pool, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Asset Pool, all such remaining Receivables at a price equal to the Aggregate Discounted Contract Balance of the related Securities will be redeemed following such purchase. Unless otherwise provided in the related Prospectus Supplement, the Trustee shall not be required to solicit bids from third parties.

        If and to the extent provided in the related Prospectus Supplement with respect to an Asset Pool, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Asset Pool will be sold to the highest bidder.

        As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

        To the extent provided in the related Prospectus Supplement, the Contracts that comprise the Receivables are "chattel paper" as defined in the Uniform Commercial Code in effect in the State of Texas; the governing laws chosen in the First Sierra forms of lease contract. The governing law of the lease contracts acquired by the Seller pursuant to its Portfolio Acquisition Program may vary as specified in the related Prospectus Supplement. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. To the extent provided in the related Prospectus Supplement, First Sierra and the Company will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds.

THE TRUSTEE'S INTEREST IN THE LEASED VEHICLES

        Titling Requirements

        In connection with the establishment of each Trust, the Company will be required (to the extent not done previously) to deliver to the appropriate motor vehicle agency office in the related states duly completed and executed applications for (a) transfer of the certificates of title to the related leased Vehicles from the Company to either a Finance Subsidiary or to the related Trust, (b) release of any prior liens recorded on such certificates of title and (c) in the event that the leased Vehicles are titled in the name of a Finance Subsidiary and not the Trust, a notation of lien in favor of the related Trustee on such certificates of title, except, to the extent that the laws of any particular state do not require such a lien notation to be made to perfect the Trustee's security





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


interest. Various liens and interests could be imposed upon or all part of the related Asset Pool that, by operation of law, would take priority over the Trustee's interest thereon, however perfected. Such liens include tax liens arising against the Company or, the Finance Subsidiary, mechanic's, repairman's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular leased Vehicle, and liens arising under various state and federal criminal statutes.

        Perfection of Security Interests in Leased Vehicles

        In the event that the leased Vehicles are not re-titled in the name of the related Trust, the related Trustee will receive a security interest in such leased Vehicles.

        A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notation of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation.

        Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Vehicles to the Trustee, the Trustee's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles. However, in the absence of fraud, negligence, forgery or administrative error, the notation of the related Originator's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Vehicle or subsequent creditors who take a security interest in a Vehicle. The Company will represent and warrant, that it has, or has taken all action necessary to obtain, a perfected security interest in each Vehicle. If there are any Vehicles as to which the Company failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such Vehicles and holders of first priority perfected security interests therein. Such a failure, however, would constitute a breach of the Company's representations and warranties under the related Trust Agreement. Accordingly, pursuant to the related Trust Agreement, the Company would be required to repurchase the related Receivables from the Trustee unless the breach were cured.

        Continuity of Perfection

        Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the reregistration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title to assist in such re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the Trust Agreements, the related Servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, the related Servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the related Servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related Servicer will receive notice as a result of its lien noted thereon. Pursuant to the related Trust Agreement, the related Servicer will hold the certificates of title for the related Vehicles as custodian for the Trustee. Under the related Trust Agreement, the related Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

        Priority of Certain Liens Arising by Operation of Law

        Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Company will represent and warrant to the Trustee in the related Trust Agreement that, as of the related Closing Date, each security interest in a Vehicle shall be a valid, subsisting and enforceable first priority security interest in such Vehicle. However, liens for repairs or taxes superior to the security interest of the Trustee in any such Vehicle, or the confiscation of such Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the related Closing Date would not give rise to the Company's repurchase obligation under the related Trust Agreement.

        The Trustee's Interests in the Contracts

        The Contracts that comprise a portion of the Receivables will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Depositor, the related Servicer and/or the related Originator(s) will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the related Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds, which will generally consist of filing UCC filing statements by or on behalf of (i) the related Originator and the Depositor, each as a seller and "debtor" in favor of the Issuer as buyer and "secured party" to perfect the sale of the Contracts under the UCC and (ii) by the Issuer as "debtor" in favor of the Trustee (on behalf of the Securityholders) as the "secured party", in each case with respect to the perfection of a security interest in the Contracts and any related contract rights the transfer of which is perfected pursuant to the UCC. In addition, the related Servicer will cause the original of each Contract to be stamped to indicate the security interest of the Trustee therein in order to give notice to third parties of such security interest and thereby to prevent any sale or other transfer of an interest in the Contracts to a third party without knowledge or actual notice of the security interest.

        The Trustee's security interest in the Contracts could be subordinate to the interest of certain other parties who take possession of the Contracts before the stamping described above has been completed. Specifically, until the stamping process is completed, the Trustee's security interest in a Contract could be subordinate to the rights of a purchaser of such Contract who takes possession thereof without knowledge or actual notice of the Trustee's security interest.

        In most states the Trustee's perfected security interest in the Contracts will be unaffected by any change of location of any lessee, since, under the UCC as in effect in most states, this security interest will be perfected by the filing of a UCC-1 financing statement in the jurisdiction in which the chief executive office of the "debtor" (in this case, the Issuer) is located, not the location of any lessee.

VICARIOUS TORT LIABILITY WITH RESPECT TO LEASED VEHICLES

        Although the Issuer may own the leased Vehicles, they will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership.

        Some state statutes provide that a victim of such an accident has no such cause of action against the owner of the leased vehicle arising from the negligent operation of such leased vehicle unless the owner has negligently entrusted or continues to negligently entrust the vehicle to an inappropriate lessee. Other state statutes provide that the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability for tort claims arising out of the negligent operation of the leased vehicle or negligent acts of the operator in the event of an accident in which the leased vehicle is involved if the lessee is required under the lease to maintain certain specified levels of insurance, and such insurance is in effect.

        Generally, the Lease Contracts contain provisions requiring the lessees to maintain levels of insurance satisfying applicable state requirements and the related Trust Agreement will require the Servicer to police compliance by the lessees therewith.

        Actions by third parties might arise against the owner of a leased Vehicle based on legal theories other than negligence, such as a product defect or improper vehicle preparation prior to the origination of the related lease contract. Even if the Issuer were to be the subject of an action for damages as a result of its ownership of a leased Vehicle, such damages may be covered by Contingent and Excess Liability Insurance Policies if, as specified in the related Prospectus Supplement, the Issuer is named as a beneficiary of such policies. Although such insurance coverage is generally quite substantial, in the event that all such insurance coverage were exhausted and damages were assessed against the Issuer, claims could be imposed against the assets of the Issuer, including the Leased Vehicles. However, such claims would not take priority over any items comprising the Asset Pool to the extent that the Trustee has a perfected security interest therein. If any such claims were imposed against the assets of the Issuer, Securityholders could incur a loss on their investment. See "Special Considerations -- Vicarious Tort Liability".





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


REPOSSESSION

        In the event of default by an Obligor, the holder of the related Contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

        The proceeds of sale of a leased Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease contract, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount.

        In some states, amounts recoverable by the lessor of a leased vehicle from a lessee upon default or early termination are not considered to be "deficiency judgments", but damages for breach or early termination of the related lease contract. The only limitation or prohibition on such damages is that they not constitute a "penalty", but rather compensate the lessor for actual damages. Generally, there are no requirements that any excess proceeds from disposition of a leased vehicle be paid to a lessee. However, under certain state laws, where a lessor or lessee has exercised rights against the manufacturer and obtained a replacement vehicle and the lessor realizes a gain from disposition of the replacement vehicle, the lessor must refund to the lessee the lesser of any offset for use paid by the lessee to the manufacturer or the gain realized by the lessor.

CONSUMER PROTECTION LAWS

        Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including the amount of any down payment, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments and the circumstances under which the lessee may terminate the lease prior to the end of the lease term. The various consumer protection laws would apply to the Company as the initial lessor, and may also apply to the Issuer and the Trustee as purchasers or assignees of the Contracts. The failure to comply with such consumer protection





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


laws may give rise to liabilities on the part of the Servicer, the Company and the Trustee, including liabilities for statutory damages and attorneys' fees. In addition, claims by the Servicer, the Company and the Trustee may be subject to set-off as a result of such noncompliance.

        Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

        In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protections provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

        Some states have adopted "Lemon Laws" providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased Vehicle become subject to an applicable Lemon Law, a lessee could compel the Issuer to terminate the related Lease Contract and refund a portion of prior scheduled monthly payments. Although the Issuer may be able to assert a claim against the manufacturer of any such defective vehicle, there can be no assurance any such claim would be successful.

        Any loss, to the extent not covered by credit support (as specified in the Related Prospectus Supplement), could result in losses to the Securityholders. As specified in the related Prospectus Supplement, if an Obligor were successful in asserting any such claim or defense as described in this section, such claim or defense may constitute a breach of a representation and warranty under the related Receivables Acquisition Agreement and the Company unless the breach were cured.

        As specified in the related Prospectus Supplement, the Company will represent and warrant under the related Trust Agreement, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of representation and warranty under the related Trust Agreement and would create an obligation of the Company to repurchase such Receivable unless the breach were cured.

OTHER LIMITATIONS

        In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including applicable Insolvency Laws, may interfere with or affect the ability of a lessor to enforce its rights under an automobile or light duty truck lease contract. For example, if a lessee commences bankruptcy proceedings, the lessor's receipt of rental payments due under the lease contract is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease contract to another party even though the lease prohibits assignment.

        Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a lessee who enters the military service after the origination of such lessee's Contract (including a lessee who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such lessee's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by credit support, could result in losses to





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Securityholders.  In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to repossess the Leased Vehicle relating to an affected Contract, or otherwise to take legal action with respect to such Contract, during the lessee's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the related Leased Vehicle in a timely fashion.

SECURITY INTERESTS IN THE VEHICLES UNDER LOAN CONTRACTS

        General

        Retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the related automobiles and light duty trucks under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

        All of the Loan Contracts name the related Company as obligee or assignee and as the secured party. The Company will represent that it has taken all actions necessary under the laws of the state in which the related vehicles are titled to perfect its security interest in such vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title.

        Perfection

        Pursuant to the related Trust Agreement, the Company will assign to the Trustee the Receivables and its interest in the security interests in the financed Vehicles. Each of the related Prospectus Supplements will specify whether, because of the administrative burden and expense, the Company, the related Servicer or the Trustee will amend any certificate of title to identify the Company or the Trustee as the new secured party on the certificates of title relating to the Vehicles. Each of the related Prospectus Supplements will specify the UCC financing statements to be filed in order to perfect the transfer to the Company of the Receivables and the transfer to the Trustee of the Receivables. Further, although neither the Company nor the Trustee will rely on possession of the Receivables as the legal basis for the perfection of their respective interests therein or in the security interests in the Vehicles, the related Servicer, as specified in the related Prospectus Supplement, will continue to hold the Receivables and any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement which, as a practical matter, should preclude any other party from claiming a competing security interest in the Receivables on the basis that the security interest is perfected by possession.

        A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of such states, the assignment by the Company of its interests in the Receivables to the Trustee under the related Trust Agreement are effective conveyances of the respective security interests of the Company in the Receivables, and specifically, the Vehicles, without such re- registration and without amendment of any lien noted on the related certificate of title, and (subject to the immediately succeeding paragraphs) the Trustee will succeed to the Company's rights as secured party.

        Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Vehicles to the Trustee, the Trustee's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles. However, in the absence of fraud, negligence, forgery or administrative error, the notation of the Company's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Vehicle or subsequent creditors who take a security interest in a Vehicle. In each Trust Agreement, the Company will represent and warrant, and in the related Trust Agreement, the Company will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each Vehicle. If there are any Vehicles as to which the Company failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such Vehicles and holders of first priority perfected security interests therein. Such a failure, however, would constitute a breach of the Company's representations and warranties under the related Trust Agreement. Accordingly, pursuant to the related Trust Agreement, the Company would be required to repurchase the related Receivables from the Trustee unless the breach were cured.

        Continuity of Perfection

        Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the reregistration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title to assist in such re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the Trust Agreements, the related Servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, the related Servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the related Servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related Servicer will receive notice as a result of its lien noted thereon. Pursuant to the related Trust Agreement, the related Servicer will hold the certificates of title for the related Vehicles as custodian for the Trustee. Under the related Trust Agreement, the related Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

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        Priority of Certain Liens Arising by Operation of Law

        Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Company will represent and warrant to the Trustee in the related Trust Agreement that, as of the related Closing Date, each security interest in a Vehicle shall be a valid, subsisting and enforceable first priority security interest in such Vehicle. However, liens for repairs or taxes superior to the security interest of the Trustee in any such Vehicle, or the confiscation of such Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the related Closing Date would not give rise to the Company's repurchase obligation under the related Trust Agreement.

REPOSSESSION

        In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order.
In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

NOTICE OF SALE; REDEMPTION RIGHTS

        The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In most states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

        The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price of $3,450 or less. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

        Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

CONSUMER PROTECTION LAWS

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing, Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states, impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

        The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the

Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

        Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the related Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Trust Agreement.

        Any such loss, to the extent not covered by credit support (as specified in the Related Prospectus Supplement), could result in losses to the Securityholders. As specified in the related Prospectus Supplement, if an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense may constitute a breach of a representation and warranty under the related Receivables Acquisition Agreement and the related Trust Agreement and may create an obligation of the related Originator and the Depositor to repurchase such Receivable unless the breach were cured.

        Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

        In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

        As specified in the related Prospectus Supplement, the Company will represent and warrant under the related Trust Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of representation and warranty under the related Trust Agreement and would create an obligation of the Company to repurchase such Receivable unless the breach were cured.

OTHER LIMITATIONS

        In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as





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


determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or chance the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support (as specified in each Prospectus Supplement), could result in losses to the Securityholders.


                           CERTAIN TAX CONSIDERATIONS

        The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

        The following is a general discussion of the anticipated Federal income tax consequences to the holders of Securities. The tax aspects of each Series will be reflected in the related Prospectus Supplement, and the Company will file an additional tax opinion with respect thereto by Form 8-K.

CERTIFICATES

GENERAL

                 The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Certificates offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Investor Certificates.

                 The following discussion addresses certificates of two general types: (i) certificates ("Grantor Trust Certificates") representing interests in a trust estate (a "Grantor Trust Estate"); and (ii) certificates ("Debt Certificates") that are intended to be treated for federal income tax purposes as indebtedness secured by the Equipment and Leases. For purposes of this discussion, references to a "Holder" are to the beneficial owner of an Certificate.

GRANTOR TRUST CERTIFICATES

                 With respect to each Series of Grantor Trust Certificates, Dewey Ballantine, special tax counsel to the Seller ("Special Counsel"), will deliver its opinion to the Seller that (unless otherwise limited in the applicable Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Certificate will generally be treated as the owner of an interest in the Equipment and Leases included in the Grantor Trust Estate.

                 For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the Equipment and Leases constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate."

                 In certain cases in which the Leases in the Grantor Trust Estate consist entirely of Finance Leases, a Grantor Trust Certificate may be issued representing ownership of all or a portion of the difference between the interest component of the payments on the Finance Leases constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Estate. Such an Certificate will be referred to as a "Grantor Trust Strip Certificate."

                 TAXATION OF HOLDERS OF GRANTOR TRUST CERTIFICATES. Holders of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their respective shares of the income from the Leases (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Certificates) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If all of the Leases in the Grantor Trust Estate consist of Finance Leases, the income from the Leases will be limited to the interest component of the payment thereon. Payments of principal generally will be treated as nontaxable recoveries of the Holder's investment. In such a case, if a Holder acquires a Grantor Trust Fractional Interest Certificate for an amount that differs from its outstanding principal amount or from the aggregate outstanding principal amount of the underlying Finance Leases, the amount includible in income on a Grantor Trust Fractional Interest Certificate may differ from the amount of interest distributable thereon. See "-- Discount and Premium," below.

                 To the extent that a Grantor Trust Certificate represents an interest in True Leases, an Certificateholder will be required to include in gross income its pro rata share of all of the payments on the True Leases and will be allowed an offsetting deduction for a portion of its basis in the Certificates. If the Certificateholder is treated as owning an undivided interest in the Equipment as well as in the Leases, the Certificateholder will be entitled to recover its basis in the form of cost recovery deductions on the Equipment. If the Certificateholder is not so treated, the method for amortizing basis over the life of the Certificates is unclear. It is possible that the Internal Revenue Service (the "IRS") may take the position that basis must be recovered in the same manner as if the Grantor Trust Certificates were debt instruments, which generally will result in a slower recovery of basis than under other methods.

                 Individuals holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

                 Holders of Grantor Trust Strip Certificates generally will be required to treat such Certificates as "stripped coupons" under section 1286 of the Internal Revenue Code of 1986 (the "Code"). Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such an Certificate over the amount paid for such Certificate as original issue discount and to include such discount in income as it accrues over the life of such Certificate. See "-- Discount and Premium," below.

                 Grantor Trust Fractional Interest Certificates may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Certificate (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "-- Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest on the Leases and (ii) the difference between the outstanding principal balance on the Certificate and the amount paid for such Certificate is less than 0.25 percent of such principal balance times the weighted average remaining maturity of the Certificate.

                 SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale of a Grantor Trust Certificate (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Certificate) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions on the Certificates.

                 GRANTOR TRUST REPORTING. The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the Leases and to interest thereon at the related Certificate Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Servicer deems necessary or desirable to enable Holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

DEBT CERTIFICATES

                 With respect to each Series of Debt Certificates, Special Counsel will deliver its opinion to the Seller (unless otherwise limited in the applicable Prospectus Supplement) that the Certificates will be classified as debt of the Seller secured by the Equipment and Leases. Consequently, the Debt Certificates will not be treated as ownership interests in the Equipment and Leases or the Trust. Holders will be required to report income received with respect to the Debt Certificates in accordance with their normal method of accounting. For additional tax consequences relating to Debt Certificates purchased at a discount or with premium, see "-- Discount and Premium," below.

                 SALE OR EXCHANGE OF DEBT CERTIFICATES. If a Holder of a Debt Certificate sells or exchanges such Certificate, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Certificate. The adjusted basis in the Certificate generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Certificate and reduced by the payments previously received on the Certificate, other than payments of qualified stated interest, and by any amortized premium.

                 In general (except as described in "-- Discount and Premium -- Market Discount," below, and except for certain financial institutions subject to section 582(c) of the Code), any gain or loss on the sale or exchange of a Debt Certificate recognized by an investor who holds the Certificate as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS INTERESTS IN A PARTNERSHIP OR ASSOCIATION

                 Although, as described above, it is the opinion of Special Counsel that the Certificates will properly be characterized either as ownership interests in a grantor trust or as debt for Federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that the Certificates were not interests in a grantor trust or debt obligations for Federal income tax purposes, the arrangement between the Seller and the Certificateholders might be classified as a partnership for Federal income tax purposes, as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

                 If the Certificates were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the Equipment and the Leases by the partnership would be passed through to the partners in such a partnership (including the Certificateholders) according to their respective interests therein. Under current law, the income reportable by the Certificateholders as partners in such a partnership could differ from the income reportable by the Certificateholders as holders of debt or of interests in a grantor trust. Except as discussed below, it is not expected that such differences would be materially adverse to Certificateholders unless the proposed legislation, discussed in the following paragraph, is enacted. If the Certificateholders were treated as partners, a cash basis Certificateholder might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, if Debt Certificates were treated as interests in a partnership, an individual Certificateholder's share of expenses of the partnership (such as Servicing Fees) would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the holder's adjusted gross income, meaning that the holder might be taxed on a greater amount of income than the stated interest on his Debt Certificate. Finally, if the partnership is a "publicly traded partnership" not taxable as a corporation, any taxable income allocated to an Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account), that portion of its distributive share of income from such partnership would constitute "unrelated business taxable income" to the extent such income constitutes unrelated business taxable income. Thus, whether a tax-exempt entity's share of income from a partnership is treated as unrelated business taxable income would depend on the underlying character of the income.

                 If, alternatively, the Certificates were treated as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to Federal income tax at corporate tax rates on its taxable income generated by ownership of the Leases. Moreover, distributions by the entity on the Certificates probably would not be deductible in computing the entity's taxable income and all or part of distributions to Certificateholders would probably be treated as dividend income to such Certificateholders. Such an entity-level tax could result in a reduced amount of cash available for distributions to Certificateholders.

                 Since the Seller will treat the Grantor Trust Certificates as ownership interests in a grantor trust and Debt Certificates as indebtedness for Federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Certificates. Further, If the IRS were to contend successfully that the Certificates are interests in a partnership or an association taxable as a corporation, additional tax consequences would apply to Foreign Holders. Investors should consult their own tax advisors with regard to the potential application of such provisions.

DISCOUNT AND PREMIUM

                 A Debt Certificate purchased at original issue for an amount other than its outstanding principal amount generally will be subject to the rules governing original issue discount or premium. A Grantor Trust Certificate purchased for an amount other than the aggregate outstanding principal amount of the Leases in the Grantor Trust Estate generally will be subject to the rules governing market discount or premium. In addition, all Grantor Trust Strip Certificates and certain Grantor Trust Fractional Interest Certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Certificate (or upon a sale of a Certificate); and
(iii) if a Holder so elects, premium may be amortized over the life of the Certificate and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

                 ORIGINAL ISSUE DISCOUNT. In general, an Certificate will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of an Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Certificates was sold. The issue price also includes any accrued interest attributable to the period prior to the Series Issuance Date. The stated redemption price at maturity of an Certificate is equal to the sum of all distributions to be made under such Certificate other than amounts of "qualified stated interest." Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate or, unless otherwise stated in an applicable Prospectus Supplement, at one or more variable rates. The stated redemption price at maturity of any Certificate will include an amount equal to the excess (if any) of the interest payable on the first Distribution Date over the interest that accrues for the period from the Series Issuance Date to the first Distribution Date.

                 Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25 percent of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of an Certificate is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Series Issuance Date until the date on which each such distribution is expected to be made under the assumption that the Leases prepay at a specified rate (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Certificate's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Certificate and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

                 Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to Debt Certificates and applicable by analogy to Grantor Trust Certificates. Investors in Grantor Trust Strip Certificates should be aware that there can be no assurance that the rules described below will be applied to such Certificates. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each Series of Certificates will be based on (x) the Prepayment Assumption, and (y) in the case of an Certificate calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Series Issuance Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

                 Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Seller anticipates that the Prepayment Assumption for each Series of Certificates will be consistent with this standard. The Seller makes no representation, however, that the Leases for a given Series will prepay at the rate reflected in the Prepayment Assumption for that Series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Certificates.

                 Each Holder must include in gross income the sum of the "daily portions" of original issue discount on its Certificate for each day during its taxable year on which it held such Certificate. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Holders, brokers and middlemen information with respect to the original issue discount accruing on the Certificates. Unless otherwise disclosed in the applicable Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Series Issuance Date) and ending on the day before the next payment date.

                 Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Certificate, if any, as of the end of the accrual period and (B) the distribution made on such Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Certificate, calculated as of the Series Issuance Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of an Certificate calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Series Issuance Date over the entire life of such Certificate. The adjusted issue price of an Certificate at any time will equal the issue price of such Certificate, increased by the aggregate amount of previously accrued original issue discount with respect to such Certificate, and reduced by the amount of any distributions made on such Certificate as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

                 In the case of Grantor Trust Strip Certificates, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Certificates should consult their own tax advisors concerning the treatment of such negative accruals.

                 A subsequent purchaser of an Certificate that purchases such Certificate at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Certificate, the daily portion of original issue discount with respect to such Certificate (but reduced, if the cost of such Certificate to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Certificate for all days on or after the day of purchase).

                 MARKET DISCOUNT. A Holder that purchases an Certificate at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Certificate (or, in the case of an Certificate with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Certificate, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Certificate not previously included in income. With respect to Certificates that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire an Certificate at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on an Certificate may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Certificate, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Certificates information necessary to compute the accrual of market discount.

                 Notwithstanding the above rules, market discount on an Certificate will be considered to be zero if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Certificate by the subsequent purchaser. If market discount on an Certificate is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Certificate and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

                 CERTIFICATES PURCHASED AT A PREMIUM. A purchaser of an Certificate that purchases such Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Certificate (a "Premium Certificate") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Premium Certificate's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Certificate and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Certificate.

                 Because the interest rate on a Grantor Trust Certificate generally will be lower than the implicit interest rate on the Finance Leases that comprise the Grantor Trust Estate, the principal amount of such Certificates may be higher than the aggregate outstanding principal amount of the Finance Leases. The IRS may take the position that the existence of market discount or premium on Grantor Trust Certificates should be measured with reference to the aggregate outstanding principal balance of the Leases, rather than the Certificates. Accordingly, Holders of Grantor Trust Certificates should consult with their own advisors regarding the advisability of making a protective election to treat any premium on such Certificates as amortizable bond premium.

                 SPECIAL ELECTION.   A Holder may elect to include in gross
income all "interest" that accrues on the Certificate by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

                 Distributions of interest and principal, as well as distributions of proceeds from the sale of Certificates, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

                 Distributions made on a Grantor Trust Certificate or a Debt Certificate to, or on behalf of, a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. This exemption is applicable provided (a) the Holder is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Certificate, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

STATE AND LOCAL TAX CONSEQUENCES

                 General. State tax consequences to each Certificateholder will depend upon the provisions of the state tax laws to which the Certificateholder is subject. Because each state's tax law varies, it is impossible to predict the tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state taxes.

                 New York.    New York Tax Law imposes a New York State
franchise tax and a New York City general corporation tax on corporations doing business in New York State and City, respectively, measured by their net income allocated and apportioned to the state and city and the municipality. This discussion is based upon present provisions of New York law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from any New York agency.

                 Assuming the Certificates are treated as ownership interests in a grantor trust or as indebtedness for Federal income tax purposes, this treatment will also apply for New York tax purposes. Pursuant to this treatment, Certificateholders not otherwise subject to New York tax would not become subject to such tax solely because of their ownership of the Certificates. Certificateholders already subject to taxation in New York, however, would be required to pay tax on the income generated from ownership of these Certificates.

                 In the alternative, if the Certificates are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment should also apply for New York tax purposes. In such case, New York could view the partnership as doing business in New York, and an Certificateholder not otherwise subject to taxation in New York could become subject to New York State and New York City income, franchise or withholding taxes as a result of its mere ownership of Certificates.

                 If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity could be subject to New York State franchise tax and New York City general corporation tax. Such taxes could result in reduced distributions to Certificateholders. An Certificateholder not otherwise subject to tax in New York would not become subject to New York taxes as a result of its mere ownership of such an interest.

NOTES

        It is intended that each Series of Notes to be issued will be treated as indebtedness of the Issuer for federal income tax purposes and not as an ownership interest in the Leases or an equity interest in the Issuer. The terms of each Indenture will require the Issuer and each Noteholder to treat each Series of Notes as indebtedness of the Issuer for federal, state, local and foreign income and other tax purposes. It is expected, however, that no regulations, published rulings or judicial decisions confirming the characterization for such tax purposes of securities with terms substantially the same as the Notes.

        If properly characterized as indebtedness, interest on the Notes will be taxable as ordinary income when received by a Noteholder on the cash method of accounting and when accrued by Noteholders on the accrual method of accounting.

        If for any reason the Notes were treated as an ownership interest in the Leases, a proportionate share of income on such Leases would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Internal Revenue Code of 1986, as amended (the "Code") might apply to a purchaser of the Notes.

        If, alternatively, the Notes were treated as an equity interest in the Issuer, distributions on the Notes probably would not be deductible in computing the taxable income of the Issuer and all or a part of distributions to the holders of the Notes probably would be treated as dividend income to those holders. Such an Issuer-level tax could result in a reduced amount of cash available for distributions to the holders of the Notes.

        Potential Noteholders are encouraged to consult their own tax advisors with regard to the federal, state and local tax consequences of their ownership of the Notes.


STATE AND LOCAL TAX CONSEQUENCES

        State tax consequences to each Securityholder will depend upon the provisions of the state tax laws to which the Certificateholder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state- modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Securityholders in all the state taxing jurisdictions in which they are already subject to tax. Securityholders are urged to consult their own tax advisors with respect to state taxes.


                              ERISA CONSIDERATIONS

        The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.


                             METHOD OF DISTRIBUTION

        The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

        The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                 1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                 2. By placements by the Company with institutional investors through dealers;

                 3. By direct placements by the Company with institutional investors; and

                 4.  By competitive bid.

        In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Asset Pool in respect of such Securities.

        If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

        In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Company.

        It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

        The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

        Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL OPINIONS

        Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine, New York, New York.


                             FINANCIAL INFORMATION

        A new Asset Pool will be formed with respect to each Series of Securities and no Asset Pool will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. The Company's activities will be limited solely to the activities of Asset Pools to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Asset Pool will be included in this Prospectus or in the related Prospectus Supplement.

        A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

        This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS


        Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Additional Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 47
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 34
Company's Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Contingent and Excess Liability Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Credit Enhancer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Debt Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Direct Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Eligible Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Excess Residual Value Insurance Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 19
First Sierra  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Grantor Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Grantor Trust Fractional Interest Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Grantor Trust Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Grantor Trust Strip Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24, 40
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

Insolvency Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2, 7
Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Lockbox . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Matured Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Net Investment Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Outstanding Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Owner Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5
Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Pooling Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 47
Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Primary Residual Value Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Remittance Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Residual Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Residual Value Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Rule of 78s . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Security Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Servicer Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Special Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Strip Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Subordinate Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

======================================================                    ==================================================

 No person has been authorized to give any information
 or to make any representations other than those                                          LEASE BACKED
 contained or incorporated by reference in this
 Prospectus Supplement or the Prospectus in connection
 with the offer made by this Prospectus Supplement and
 the Prospectus and, if given or made, such information
 or representations must not be relied upon as having
 been authorized by the Company or the Underwriter(s).
 This Prospectus Supplement and the Prospectus do not                             FIRST SIERRA RECEIVABLES II, INC.
 constitute an offer or solicitation by anyone in any
 state in which such offer or solicitation is not
 authorized or in which the person making such offer or
 solicitation is not qualified to do so or to anyone to
 whom it is unlawful to make such offer or
 solicitation.  The delivery of this Prospectus
 Supplement or the Prospectus at any time does not
 imply that information herein or therein is correct as
 of any time subsequent to its date.
                --------------------------



                    TABLE OF CONTENTS


                        PROSPECTUS

                                                    Page
                                                    ----
 Prospectus Supplement . . . . . . . . . . . . . . .   2                                     [Date]
 Available Information . . . . . . . . . . . . . . .   2
 Incorporation of Certain
   Documents by Reference  . . . . . . . . . . . . .   2
 Reports to Securityholders  . . . . . . . . . . . .   3
 Summary of Terms  . . . . . . . . . . . . . . . . .   4
 Risk Factors  . . . . . . . . . . . . . . . . . . .  16
 Use of Proceeds . . . . . . . . . . . . . . . . . .  21
 The Issuers . . . . . . . . . . . . . . . . . . . .  21
 The Asset Pools . . . . . . . . . . . . . . . . . .  22
 The Receivables . . . . . . . . . . . . . . . . . .  23
 Maturity and Prepayment Considerations  . . . . . .  25
 Pool Factors  . . . . . . . . . . . . . . . . . . .  25
 The Company . . . . . . . . . . . . . . . . . . . .  26
 The Servicer  . . . . . . . . . . . . . . . . . . .  27
 The Trustees  . . . . . . . . . . . . . . . . . . .  29
 Description of the Trust Agreements . . . . . . . .  36
 Certain Legal Aspects of the Receivables  . . . . .  46
 Certain Tax Considerations  . . . . . . . . . . . .  48
 ERISA Considerations  . . . . . . . . . . . . . . .  52
 Method of Distribution  . . . . . . . . . . . . . .  52
 Legal Opinions  . . . . . . . . . . . . . . . . . .  53
 Financial Information . . . . . . . . . . . . . . .  54
 Additional Information  . . . . . . . . . . . . . .  54
 Index of Terms  . . . . . . . . . . . . . . . . . .  55                            -----------------------------
                                                                                             PROSPECTUS
                                                                                    -----------------------------
              ------------------------------



     Until _____________, 1996(90 days after the date
 of this Prospectus Supplement), all dealers effecting
 transactions in the Securities, whether or not
 participating in this distribution, may be required to
 deliver a Prospectus Supplement and a Prospectus.
 This is in addition to the obligation of dealers to
 deliver a Prospectus Supplement and a Prospectus when
 acting as underwriter(s) and with respect to their
 unsold allotments or subscriptions.                                                       [UNDERWRITER]

======================================================                    ==================================================

                                    PART II


INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution

                 The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


         Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $344.80
         Printing and Engraving Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        *
         Trustee's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        *
         Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        *
         Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        *
         Accountants' Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        *
         Rating Agency Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        *
         Miscellaneous Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        *
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $344.80

* To be filed by Amendment.


Item 15.         INDEMNIFICATION OF DIRECTORS, OFFICERS,
                 EMPLOYEES AND AGENTS

         The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

         Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this Registration Statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the Registration Statement or any Prospectus.

Item 16.  EXHIBITS AND FINANCIAL STATEMENTS

         (a)  Exhibits

                   1.1*        --          Form of Underwriting Agreement for the Notes.
                   1.2*        __          Form of Underwriting Agreement for the Certificates.
                   3.1*        --          Certificate of Incorporation of the Issuer.
                   3.2*        --          By-Laws of the Issuer.
                   4.1*        --          Form of Indenture between the Trust and the Indenture Trustee, including forms of Notes and certain other related agreements as Exhibits thereto.
                   4.2*        --          Form of Indenture between the Company and the Indenture Trustee, including forms of Notes and certain other related agreements as Exhibits thereto.
                   4.3*        --          Form of Pooling and Servicing Agreement between the Trustee, the Company and the Servicer.
                   4.4*        --          Form of Trust Agreement between the
                                           Company and the Trustee.
                   5.1*        --          Form of Opinion of Dewey Ballantine with respect to legality.
                   8.1*        __          Form of Opinion of Dewey Ballantine as to tax matters.
                  10.1*        --          Form of Bond Insurance Policy.
                  10.2*        --          Form of Sale and Contribution Agreement between Company and Seller.
                  23.1*        --          Form of Consent of Dewey Ballantine (included in Exhibits 5.1 and 8.1).
                  23.2*        --          Consent of Independent Auditor of Bond Insurer.
                  24.1*        --          Power of Attorney (Included on p. II-5).
                  25.1*        --          Statement of Eligibility and Qualification of Trustee (Form T-1).
                  99.1*        --          Form of Prospectus Supplement -- Notes.
                  99.2*        --          Form of Prospectus Supplement -- Notes.
                  99.3*        --          Form of Prospectus Supplement --Certificates.
                  99.4*        --          Form of Prospectus Supplement -- Master Trust.

- ------------
* Incorporated by Reference to Registration Statement No. 33-98822.

         (b) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  UNDERTAKINGS

                 The undersigned Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided that paragraph (a)(i) and (a)(ii) do not apply if such information is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (d) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (g) (i) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (ii) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (h) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 17, 1996.

                                          FIRST SIERRA RECEIVABLES II, INC.,
                                            Registrant


                                          By: /s/ Thomas Depping
                                              -----------------------------
                                              Thomas Depping
                                              President



                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Thomas Depping, Sandy Ho and Robert Quinn, and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following person in the capacities indicated on the 17th day of September, 1996.

      Signature                            Title
      ---------                            ----
      /s/ Thomas Depping          Director and President
- ------------------------------
          Thomas Depping

      /s/ Sandy Ho                Director, Chief Financial Officer and
- ------------------------------      Principal Accounting Officer
          Sandy Ho

      /s/ Fred Van Etten          Director
- ------------------------------
          Fred Van Etten

      /s/ Robert Quinn            Director and Vice President
- ------------------------------
          Robert Quinn
